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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF
2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 30, 2012

To our Stockholders:

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Accuray Incorporated, a Delaware corporation, which will be held at the offices of Gibson, Dunn & Crutcher, LLP, located at 1881 Page Mill Road, Palo Alto, California 94304 on Friday, November 30, 2012 at 9:00 am PST. We are holding the annual meeting for the following purposes:

  1.
  To elect two Class III directors named in the proxy statement to hold office until our 2015 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

  2.
  To hold an advisory vote to approve the compensation of our named executive officers;

  3.
  To approve an amendment to the Company's Certificate of Incorporation to increase the number of total authorized shares from 105,000,000 to 205,000,000 and the number of authorized shares of common stock from 100,000,000 to 200,000,000;

  4.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013; and

  5.
  To transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

        These items of business to be transacted at the meeting are more fully described in the Proxy Statement.

        The annual meeting will begin promptly at 9:00 a.m. PST and check-in will begin at 8:30 a.m. PST. Only holders of record and beneficial owners of shares of our common stock at the close of business on October 5, 2012, the record date, are entitled to notice of, to attend and to vote at the annual meeting and any adjournments or postponements of the annual meeting. If a beneficial owners wishes to vote in person at the meeting, you must obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote your shares at the meeting.

        We are pleased to again be using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this process should expedite stockholders' receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On October 18, 2012, we mailed our stockholders a notice containing instructions on how to access our 2012 Proxy Statement (the "Proxy Statement") and 2012 Annual Report (the "Annual Report") and vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, Proxy Statement and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, Proxy Statement and proxy card were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at https://materials.proxyvote.com/004397.

        For a period of at least 10 days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available and open to the examination of any stockholder for any purpose germane to the annual meeting during normal business hours at our principal executive offices.

        All stockholders are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials as promptly as possible. If you choose to receive paper copies of your proxy materials, including the proxy card, please complete, sign and date the proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the annual meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting.

By order of the Board of Directors,

Euan S. Thomson, Ph.D.
 President and Chief Executive Officer

Sunnyvale, California
October 18, 2012

i

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 30, 2012

        This Proxy Statement is furnished to our stockholders of record as of October 5, 2012, the record date, in connection with the solicitation of proxies by our Board of Directors for use at our 2012 Annual Meeting of stockholders, to be held at the offices of Gibson, Dunn & Crutcher, LLP, located at 1881 Page Mill Road, Palo Alto, California 94304 on Friday November 30, 2012 at 9:00 a.m. PST. The address of our principal executive office is 1310 Chesapeake Terrace, Sunnyvale, California 94089. This Proxy Statement and the proxy card is first being made available to our stockholders on or about October 18, 2012. Our Company's fiscal year ended on June 30, 2012.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?	Under rules adopted by the U.S. Securities and Exchange Commission, or SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 18, 2012, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at: https://materials.proxyvote.com/004397.

Why am I receiving access to these proxy materials?

You are receiving access to this Proxy Statement from us because you were a stockholder of record at the close of business on the record date of October 5, 2012. As a stockholder of record, you are invited to attend our annual meeting of stockholders and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the annual meeting and the items of business to be transacted at the annual meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the annual meeting?

Only holders of record of shares of our common stock at the close of business on October 5, 2012, the record date, are entitled to notice of, to attend and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

How many shares are outstanding?	On the record date, [ ] shares of our common stock were issued and outstanding. Each share of common stock outstanding on the record date is entitled to one vote.
How many shares must be present or represented to conduct business at the annual meeting (that is, what constitutes a quorum)?

The presence at the annual meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding on the record date and entitled to vote at the annual meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chair of the annual meeting or the stockholders entitled to vote at the annual meeting may adjourn the annual meeting until a later time.

What items of business will be voted on at the annual meeting?	The items of business to be voted on at the annual meeting are as follows:

1.    The election of two Class III directors named in the proxy statement to hold office until our 2015 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

2. An advisory vote to approve the compensation of our named executive officers;
3. The approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares; and
4. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

What happens if additional matters are presented at the annual meeting?

The only items of business that our Board of Directors intends to present at the annual meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the annual meeting. If any other matter or matters are properly brought before the annual meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the annual meeting?

You may vote all of the shares you owned as of October 5, 2012, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting or direct the proxyholder how to vote your shares on your behalf at the annual meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope, or by following the procedures for voting on the Internet or by phone.

Beneficial Owner. If your shares are held in a brokerage account or by a trustee or another nominee, you are considered the beneficial owner of those shares held in street name for your account, and these proxy materials are being made available to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the annual meeting or grant a proxy and direct the proxyholder to vote your shares at the annual meeting as you instruct in the voting instruction card. You may also vote in person at the annual meeting, but only after you obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote your shares at the annual meeting. Your broker, trustee or other nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or other nominee how to vote your shares.

How can I vote my shares without attending the annual meeting?

As discussed previously, whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the annual meeting by voting on the Internet, voting by phone, or completing and returning the proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the annual meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card or voting instruction card with no further instructions, or if you electronically transmit your voting instructions but do not direct how to vote on each item, your shares will be counted as votes in accord with the Board's recommendation.

How can I attend the annual meeting?

Whether you hold shares in your name as the stockholder of record or beneficially in street name, you should be prepared to present photo identification for admittance. Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The annual meeting will begin promptly at 9:00 a.m. PST. Check-in will begin at 8:30 a.m. PST. Even if you plan to attend the annual meeting, we recommend that you also vote by Internet, vote by telephone, or complete, sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the annual meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

What is a "broker non-vote"?

Under the rules that govern brokers that have record ownership of our shares of common stock that are held in street name for the benefit of their clients, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. The approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares and the ratification of the appointment of independent registered public accounting firms are considered routine matters. Therefore, if you do not otherwise instruct your broker or bank, the broker or bank may vote your shares on this matter. However, your broker or bank will not be able to vote your shares for the election of directors or the advisory vote to approve the compensation of named executive officers without your specific instruction because these are not considered routine matters. A "broker non-vote" occurs when a broker or bank does not receive timely instructions from the beneficial owner, and therefore such broker or bank expressly indicates on a proxy card that it is not voting the uninstructed shares on a non-routine matter.

How are "broker non-votes" counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted as "votes cast" in tabulating the voting result for any particular proposal.

What happens if the annual meeting is adjourned?

If our annual meeting is adjourned to another time or place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual meeting, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual meeting.

Who will serve as inspector of elections?	A representative of Computershare Shareowner Services, our transfer agent, will tabulate the votes and act as inspector of elections at the annual meeting.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one copy of the Notification of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notification of Internet Availability of Proxy Materials or proxy card. Please vote on the Internet, by telephone, or complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The proxy is being solicited on behalf of our Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting, and publish the final voting results in a current report on Form 8-K filed with the SEC within four business days following the annual meeting.

What is the deadline for submitting proposals for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to "Stockholder Proposals" and "Nomination of Director Candidates" below.

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of our Board of Directors

        Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. Our proposed Board of Directors consists of seven directors, with two directors in Class I, three directors in Class II and two directors in Class III. Proxies cannot be voted for more than two persons.

        The names of each continuing member of our Board of Directors, including each nominee for election to our Board of Directors, the classes in which they serve, their ages as of July 31, 2012, principal occupation and length of service on our Board of Directors, are as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class III Directors
Elizabeth Dávila	2012	68	Retired CEO and Board Member, NuGEN Technologies, Inc. and Afaxys, Inc.	2008
Euan S. Thomson, Ph.D.	2012	49	President and Chief Executive Officer, Accuray Incorporated	2002
Class I Directors
Robert S. Weiss	2013	65	Chief Executive Officer and President, The Cooper Companies, Inc.	2007
Richard Pettingill	2013	64	Retired President and CEO of Allina Hospitals and Clinics and California Division of Kaiser Foundation Health Plans and Hospitals and Board Member of MAKO Surgical Corp. and Tenet Healthcare Corporation	2012
Class II Directors
Louis J. Lavigne, Jr.	2014	64	Independent management consultant and Board Member, Allergan, Inc., BMC Software, Inc. and SafeNet, Inc.	2009
Dennis L. Winger	2014	64	Retired CFO and Board Member, Cephalon, Inc., Vertex Pharmaceuticals and Nektar Therapeutics	2009
Jack Goldstein, Ph.D.	2014	65	Independent Consultant, Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc.	2010

Director Nominees

        Our Board of Directors has nominated Elizabeth Dávila and Euan S. Thomson, Ph.D. for election as Class III directors. Wayne Wu was not nominated to stand for re-election to our board of directors at the end of his term expiring at the Annual Meeting. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable. Listed below are the biographies of each director nominee. The biographies include information regarding each nominee's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board to determine, that the person should serve as a director for the Company.

        Elizabeth Dávila has served as a member of our Board of Directors since February 2008 and as Vice Chairperson of our Board of Directors since September 2008. Ms. Dávila was the former Chairman and Chief Executive Officer of VISX, Incorporated ("VISX"), a manufacturer of laser vision correction systems, which was acquired by Advanced Medical Optics in May 2005. Prior to becoming Chairman and Chief Executive Officer of VISX in 2001, she served as President and Chief Operating Officer of VISX from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1995 to 1999. Ms. Dávila currently serves as a member of the board of directors of NuGEN Technologies, Inc., a private company that develops and commercializes rapid, high-sensitivity and high-throughput amplification and labeling systems for genomic analysis, and Afaxys, Inc., a private company that supplies family planning providers with pharmaceuticals and supplies. Within the last five years, Ms. Dávila also served on the public company boards of directors of Advanced Medical Optics, Inc. (now Abbott Medical Optics) and Cholestech Corp., medical device companies that were acquired in 2009 and 2007, respectively. Ms. Dávila holds a B.S. in Chemistry from St. Mary's College in Notre Dame, Indiana, an M.S. in Chemistry from the University of Notre Dame in Notre Dame, Indiana, and an M.B.A. from Stanford University in Stanford, California.

        As a former Chief Executive Officer of VISX and a member and former member of several public and private company boards, Ms. Dávila has extensive healthcare industry experience in management, business development, operations, strategy and capital equipment sales.

        Euan S. Thomson, Ph.D. has served as our Chief Executive Officer and a member of our Board of Directors since March 2002 and as our President since October 2002. Dr. Thomson also serves on the board of directors of Hospice of the Valley, a hospice facility serving individuals with life-limiting illnesses. Prior to joining our Company, Dr. Thomson served as Chief Executive Officer of Photoelectron Corporation, a medical device company, and held various positions as a medical physicist and manager within the United Kingdom National Health Service. He also previously worked as a consultant for other medical device companies, including Varian Oncology Systems and Radionics, Inc. Dr. Thomson holds a B.S. in Physics, an M.S. in Radiation Physics and a Ph.D. in Physics, with an emphasis on stereotactic brain radiotherapy, each from the University of London, United Kingdom.

        As President and Chief Executive Officer of Accuray, Dr. Thomson brings to our Board healthcare industry expertise, extensive experience in management, strategy, leadership, reimbursement, and an understanding of the Company's technology and user base. In addition, Dr. Thomson has academic training as a medical physicist and research scientist.

        If elected, Ms. Davila and Dr. Thomson will hold office as Class III directors until our annual meeting of stockholders to be held in 2015, or until their earlier resignation or removal.

How votes are counted

        Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. To be elected, directors must receive a majority of the votes cast (the number of shares voted "FOR" a director nominee must exceed the number of votes cast "AGAINST" that nominee). You may vote either "FOR" or "AGAINST" each director nominee or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to any director will be counted for purposes of determining whether there is a quorum, but it will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus it will not have the same effect as a vote against a director nominee.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE TWO NOMINEES FOR CLASS III DIRECTOR LISTED ABOVE.

Directors Whose Terms Extend Beyond the 2012 Annual Meeting

        Listed below are the biographies of each of our Class I and Class II directors. The biographies include information regarding each director's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.

        Louis J. Lavigne, Jr. has served as a member of our Board of Directors since September 2009 and as the Chairperson of our Board of Directors since April 2010. Mr. Lavigne has been Managing Director of Lavite, LLC, a management-consulting firm specializing in the areas of corporate finance, accounting and growth strategy and management since 2005. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc., a healthcare company, namely, Executive Vice President and Chief Financial Officer from 1997 to 2005; Senior Vice President and Chief Financial Officer from 1994 to 1997; Vice President and Chief Financial Officer from 1988 to 1994; Vice President from 1986 to 1988; and Controller from 1983 to 1986. Mr. Lavigne has also served on the boards of directors of Allergan, Inc., a technology-driven, global health care company that provides specialty pharmaceutical products worldwide since 2005 and BMC Software, Inc., an independent systems software vendor that specializes in software solutions that allow companies to manage their information technology infrastructure from a business perspective since 2008, and he previously served on BMC Software's board of directors from 2004 to 2007. Mr. Lavigne also currently serves as a member of the board of directors of SafeNet, Inc., a private information security company. Within the past five years, Mr. Lavigne also served as a director of the following public companies: Arena Pharmaceuticals, Inc., Equinix, Inc. and Kyphon, Inc, as well as private companies Emphasis Search, Inc. and Life Masters Supported Self Care. Mr. Lavigne serves as a board member of Children's Hospital in Oakland, California, as a faculty member of Babson College's Bio-Pharma: Mastering the Business of Science Program, as a Trustee of Babson College (and Babson Global) and of the California Institute of Technology (CalTech) and of the Seven Hills School. Mr. Lavigne holds a B.S. in Finance from Babson College in Babson Park, Massachusetts, and an M.B.A. from Temple University in Philadelphia, Pennsylvania.

        As a former Chief Financial Officer of a large, complex publicly traded company in the healthcare industry, and a current and former member of several public company boards, Mr. Lavigne brings to our Board extensive experience in business operations and management, strategy, finance, accounting and public company governance.

        Jack Goldstein, Ph.D., has served as a member of our Board of Directors since May 2010. Dr. Goldstein has been an independent consultant since 2006 specializing in human medical diagnostics, biopharmaceuticals and medical devices. He served as President and Chief Operating Officer of Chiron Corporation from 2004 until its acquisition by Novartis in 2006, and from 2002 to 2004 he served as President of Chiron's Blood Testing Division. From 2000 to 2002, he was a general partner at Windamere Venture Partners, a private venture capital investment fund. From 1997 to 2001, he served as President and Chief Executive Officer at Applied Imaging Corporation, and from 1999 until 2002, he also served as Chairman of the Board of Applied Imaging. From 1986 to 1997, Dr. Goldstein served in various executive positions at Johnson & Johnson, including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics. Dr. Goldstein currently serves as Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc. In the past five years, Dr. Goldstein has also served on the following public company boards of directors: Immucor, Inc., Illumina, Inc. and Orasure Technologies, Inc. Dr. Goldstein holds a B.A. in biology from Rider University and an M.S. in immunology and a Ph.D. in microbiology from St. John's University.

        As a former executive of several life sciences companies and member of other health care industry public company boards, Dr. Goldstein has extensive industry experience in management, strategy, operations, business development, and capital equipment sales and marketing. Dr. Goldstein also has relevant scientific, research and development and manufacturing expertise.

        Richard Pettingill has served as a member of our Board of Directors since May 2012. Mr. Pettingill served as the President and Chief Executive Officer of Allina Hospitals and Clinics, Minnesota's largest healthcare organization, from 2002 until his retirement in 2009. While in this role, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as President and Chief Executive Officer of the California Division of Kaiser Foundation Health Plans and Hospitals, one of the largest not-for-profit managed healthcare companies in the United States, from 1996 to 2002. Mr. Pettingill currently serves on the boards of directors of MAKO Surgical Corp., a medical devices company, and Tenet Healthcare Corporation, a medical services provider. Mr. Pettingill received a bachelor's degree from San Diego State University and a master's degree in health care administration from San Jose State University. He served as a 2010 Fellow in the Advanced Leadership Initiative program at Harvard University.

        As the former chief executive officer of a major hospital system and a member of other public company boards, Mr. Pettingill has extensive leadership experience in the healthcare industry, including experience in the areas of business development, strategy and corporate governance, and can represent the customer perspective.

        Robert S. Weiss has served as a member of our Board of Directors since January 2007. Since November 2007, Mr. Weiss has served as the Chief Executive Officer of The Cooper Companies, Inc. ("Cooper"), a global specialty medical products company. He was also given the title of President of Cooper in March 2008. Mr. Weiss has served in various senior executive management positions with Cooper since 1989. From January 2005 through October 2007, Mr. Weiss served as the Executive Vice President and Chief Operating Officer of Cooper, and from March 2007 to March 2008, he also served as President of CooperVision, Cooper's contact lens subsidiary. Prior to that, he served as Cooper's Chief Financial Officer from September 1989 to January 2005 and held the additional title of Executive Vice President from October 1995 until November 2007. From March 1984 until October 1995 he served at Cooper in various other roles, including Senior Vice President, Vice President and Corporate Controller. Mr. Weiss has also served on the board of directors of Cooper since 1996. Mr. Weiss holds a B.S. in Accounting from the University of Scranton in Scranton, Pennsylvania.

        As a current Chief Executive Officer and former Chief Financial Officer of a publicly traded medical products company, Mr. Weiss brings to our board extensive experience in the healthcare industry in finance, accounting, management, strategy, manufacturing, and public company governance.

        Dennis L. Winger has served as a member of our Board of Directors since September 2009. Mr. Winger most recently served as Senior Vice President and Chief Financial Officer of Applied Biosystems, Inc. from 1997 to 2008. Mr. Winger has also served on the boards of directors of Cephalon, Inc., a drug developer and seller, with activities focusing on central nervous system disorders since 2003; Vertex Pharmaceuticals, a company that discovers, develops and markets small molecule drugs that address viruses, cancer and autoimmune, inflammatory and neurological diseases since 2009; and Nektar Therapeutics, a biopharmaceutical company, since 2009. In the last five years, Mr. Winger also served as a director of Cell Genesys, Inc. and A.P. Pharma Inc. Mr. Winger also serves on the Board of Trustees of Siena College. Mr. Winger holds a B.A. in History from Siena College in Loudonville, New York and an M.B.A. from Columbia University in New York, New York.

        As a former Chief Financial Officer of multiple publicly traded life sciences companies, and a member of multiple public company boards, Mr. Winger has extensive experience in finance, accounting, operations, strategy, and public company governance.

 PROPOSAL TWO—ADVISORY VOTE
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
("SAY-ON-PAY VOTE")

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), which was enacted on July 21, 2010, enables our stockholders to approve, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. We submitted both our first advisory vote on compensation and an advisory vote on how frequently such a vote would occur to our stockholders at our 2011 Annual Meeting. Stockholders owning 83% of the shares voting on the advisory vote on compensation at our 2011 Annual Meeting approved the compensation of our named executive officers for fiscal 2011 and stockholders owning 92% of the shares voting on the frequency of advisory votes on executive compensation favored an annual vote. In consideration of this and other factors, our Compensation Committee and Board of Directors have decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. Accordingly, unless the Compensation Committee and Board of Directors modifies its policy on the frequency of future votes, the next advisory vote to approve executive compensation will be held at the 2013 annual meeting of stockholders. In this proposal, we are asking our stockholders to provide advisory approval of the compensation of Accuray Incorporated's Named Executive Officers ("NEO" or "NEOs"), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 15.

        In fiscal 2012, our executive compensation programs were designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors, which are more fully discussed in the Compensation Discussion and Analysis section below:

  •
  We tie pay to performance.

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  NEO base salaries were modestly increased in fiscal 2012 over their fiscal 2011 levels, both in recognition of Company and individual performance in fiscal 2011 and in an effort to maintain base salaries in the range of the 50th to 60th percentiles of the competitive market as reported in the Radford April 2011 High-Tech Industry Survey (the "Radford Survey") for companies with $200-$500 million in annual revenue and by a peer group of 17 medical device companies with whom we compete for executive talent which are in our industry sector and which have comparable financial and organizational characteristics.

  •
  The bonus pool was funded, in accordance with funding methodology established at the beginning of the year, at 68.6% of the target level. The Compensation Committee determined that the fiscal 2012 annual cash incentive award payouts to the executives, including NEOs, collectively, would be no greater than 68.6% of the total target award opportunity for the executives, including NEOs, as a whole. Sixty-five percent of each NEO's annual bonus was tied to Company performance, and 35% was tied to the executive's individual performance. Accordingly, for fiscal 2012 65% of the funded target award opportunity was paid to each NEO based on Company performance. The Compensation Committee also exercised its discretion to determine the level to be paid to each NEO with respect to the remaining 35% target award opportunity based on each NEO's individual performance and achievement of his or her respective fiscal 2012 goals and objectives. With respect to our CEO, the Compensation Committee exercised its negative discretion to reduce the 35% target opportunity to 0% for fiscal 2012.

    •
    In fiscal 2012, the Compensation Committee approved a performance equity program, referred to as the performance stock unit program ("PSU program"), which sets forth stretch goals for the Company to achieve. Performance Stock Units were tied to the achievement of key stretch goals relating to revenue and profitability to be achieved by the end of fiscal 2013, thereby tying an even greater portion of NEO compensation directly to performance going forward.

    •
    In fiscal 2013, the Compensation Committee approved a new performance equity program, referred to as the market stock unit program ("MSU Program"), which uses the Russell 2000 index as a performance benchmark and requires that the Company's total stockholder return exceed that of the Russell 2000 in order for a certain number of shares to be earned by each participating executive, including participating NEOs, on a sliding scale based on how much the Russell 2000 benchmark is exceeded, up to a maximum of 150% of the target number of shares. There are two measurement periods, one at the end of fiscal 2014 and another at the end of fiscal 2015, thereby tying an even greater portion of the compensation of participants in the MSU Program directly to performance going forward.

  •
  We have reasonable employment agreements.  Each NEO's employment agreement has a two-year term, competitively reasonable cash benefit levels and double trigger change of control acceleration for equity awards. Our CEO's employment agreement also provides for partial equity acceleration in the event of certain terminations of employment apart from a change of control.

  •
  We mitigate unnecessary risk.  We have implemented robust Board and management-level processes to identify risk, and we mitigate undue risk with business controls, including maximum payout levels under our annual incentive award plan, a sales compensation committee and a recoupment (sometimes called a "clawback") policy that applies to both our annual cash incentive and long-term equity incentive programs.

  •
  We have strong corporate governance standards.  Our Compensation Committee uses an independent compensation consultant, and has incorporated compensation analytical tools such as market data, tally sheets and compensation history for each executive officer as part of its annual executive compensation review.

  •
  We have adopted stock ownership requirements.  Our Compensation Committee believes it is important for executives and non-employee directors to hold a minimum amount of our common stock, in order to align their interests with those of our stockholders. Consistent with this belief, the Compensation Committee implemented stock ownership guideline policies with stock holding requirements for our executives as follows:

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  The lesser of 3.0 times base salary or 175,000 shares for our CEO;

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  The lesser of 1.0 times base salary or 40,000 shares for our CFO, COO, CCO; and

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  The lesser of 1.0 times base salary or 17,500 shares for our General Counsel.

  While each NEO has five years from the later of July 1, 2010 and the date of employment to achieve the required ownership levels, each NEO who has been employed by the Company for more than one year already meets the applicable ownership requirement.

  •
  We do NOT engage in the following compensation practices:

  •
  We do not provide perquisites or other personal benefits to our NEOs.

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  We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our executives, including the NEOs.

    •
    We do not provide excise tax gross-ups.

The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.

How votes are counted

        The adoption of the non-binding advisory resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. A properly executed proxy marked "ABSTAIN" with respect to the approval of the compensation of our named executive officers will not be voted with respect to such proposal, but it will be counted for purposes of determining whether there is a quorum. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal.

Board of Directors' Recommendation

        Based on the information provided above and within the "Compensation Disclosure" section of this Proxy Statement, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

          "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers as described in this Proxy Statement, including the "Compensation Discussion and Analysis" section, the compensation tables, and the other narrative compensation disclosures."

        The opportunity to vote on this Proposal Two is required pursuant to Section 14A of the Exchange Act. Because your vote is advisory, however, it will not be binding on the Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board of Directors values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

 PROPOSAL THREE—APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Summary

        The Company is asking stockholders to approve an amendment to the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation") to:

  •
  Increase the total number of authorized shares from 105,000,000 to 205,000,000, thereby increasing the authorized shares of common stock from 100,000,000 to 200,000,000

        The additional common stock will have rights identical to the Company's currently outstanding common stock. The number of authorized shares of the Company's preferred stock will not be affected by this amendment; it will be maintained at 5,000,000 shares. No shares of preferred stock have been issued, and the Company currently has no plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock.

        Substantially all of the Company's currently authorized common stock has been either issued, or is reserved for issuance under the Company's employee equity plans and upon conversion of our 3.75%

Convertible Senior Notes issued on August 1, 2011 (the "Notes"). As a result of the significant reserved shares, the Company does not currently have sufficient shares authorized to maintain a competitive employee equity compensation program during calendar year 2013 and beyond, to pursue appropriate acquisition or investment opportunities using the Company's stock as consideration or take certain other actions that the Board determines are in the best interests of the Company and its stockholders.

        Article IV of the Company's Certificate of Incorporation currently authorizes the Company to issue up to 105,000,000 shares of stock; 100,000,000 shares are designated as common stock with a par value of $0.001 per share, and 5,000,000 shares are designated as preferred stock with a par value of $0.001 per share. On August 21, 2012, our Board of Directors approved an amendment to Article IV to increase the total authorized shares and the authorized shares of common stock as described in the first paragraph of this Summary. This amendment to the Certificate of Incorporation requires approval of both the Board of Directors and our stockholders. Accordingly, the Company is seeking stockholder approval for the amendment by means of this Proxy Statement.

Purpose of the Proposed Amendment

        The Company's common stock consists of a single class, with equal voting, distribution, liquidation and other rights. As of August 31, 2012, of our 100,000,000 shares of authorized common stock, 72,049,080 shares were outstanding and 27,737,404 shares were reserved. The reserved shares are for issuance upon conversion of the Notes (consisting of 13,194,350 shares) and pursuant to our employee equity plans (consisting of 14,543,054 shares). This leaves the Company with only 213,516 shares of common stock that are authorized but not already reserved for issuance.

        The increase in authorized shares of common stock will allow the Company to continue implementing its employee equity programs at competitive levels. The Company's ability to offer employee equity is essential to its ability to hire and retain employees with the requisite skills and experience to conduct the Company's business.

        The increase in authorized common shares will also give the Board of Directors the flexibility to undertake certain transactions to support the Company's business operations, without the potential expense or delay associated with obtaining stockholder approval for any particular issuance. For example, the Company could issue additional shares of common stock in the future in connection with one or more of the following (subject to laws or regulations that might require stockholder approval of certain transactions):

  •
  Acquisitions

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  Strategic investments

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  Partnerships, collaborations and other similar transactions

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  Financing transactions, such as public or private offerings of common stock or convertible securities

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  Debt or equity restructuring or refinancing transactions

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  Stock splits or stock dividends

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  Any other proper corporate purposes

Potential Adverse Effects of the Proposed Amendment

        If Proposal Three is adopted, the additional authorized shares of common stock can be issued or reserved with approval of the Board at times, in amounts, and upon terms that the Board of Directors may determine, without additional stockholder approval. This could have a dilutive impact on our earnings per share and book value per share. However, the Board's discretion will be subject to any applicable laws or regulations that might require stockholder approval for any particular issuance or reservation of shares.

        Current stockholders will have no preemptive rights to purchase additional shares. Stockholder approval of Proposal Three will not, by itself, cause any change in the Company's capital accounts. However, any future issuance of additional shares of authorized common stock, or securities convertible into common stock, would ultimately result in dilution of existing stockholders' equity interests. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any actual or contemplated attempt to acquire control of the Company and this Proposal Three is not being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any actions that it deems consistent with its fiduciary duties.

Risks to Stockholders of Non-Approval

        If the stockholders do not approve this Proposal Three, the Company will face substantial challenges in hiring and retaining employees at all levels of the Company, including its executive leadership team, beginning in calendar year 2013. In addition, the Board may be precluded from pursuing a wide range of potential corporate opportunities that might be in the best interests of the Company and its stockholders.

Text of the Proposed Amendment

        If this Proposal Three is approved, the Company will amend its Certificate of Incorporation by replacing Article IV A in its entirety as follows:

        "ARTICLE IV

        A.    This Corporation is authorized to issue two classes of stock to be designated, respectively, 'Common Stock' and 'Preferred Stock.' The total number of shares that the Corporation is authorized to issue is Two Hundred Five Million (205,000,000), Two Hundred Million (200,000,000) shares of which shall be Common Stock and Five Million (5,000,000) of which shall be Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share."

        The amendment will become effective when a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

Vote Required and Board of Directors' Recommendation

        Approval of the amendment to the Company's Certificate of Incorporation requires the approval of a majority of the outstanding shares of the common stock entitled to vote on this Proposal Three. Abstentions will have the same effect as votes cast against Proposal Three.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

 PROPOSAL FOUR—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2013. Grant Thornton LLP audited our consolidated financial statements for the fiscal years ended June 30, 2012, 2011, 2010, 2009, 2008 and 2007.

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013 is not required by law, by the NASDAQ Stock Market listing requirements or by our Amended and Restated Certificate of Incorporation or Bylaws. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee of our Board of Directors determines that such a change would be in the best interests of our Company and our stockholders.

        Representatives of Grant Thornton LLP are expected to be present at the annual meeting of stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

How votes are counted

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013 is not required by law or by governing instruments. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. The ratification of the appointment of Grant Thornton LLP requires a majority of the shares present in person or represented by proxy at the annual meeting. You may vote either "FOR" or "AGAINST" ratification of the appointment, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the appointment will not be voted with respect to such ratification, but it will be counted for purposes of determining whether there is a quorum. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain this firm.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013.

Audit and Non-Audit Services

        The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2012. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to 2012 and 2011 are as follows:

	Fiscal Year Ended June 30,
Service Category	2012	2011
Audit Fees(1)	$2,024,000	$1,932,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$2,024,000	$1,932,000

(1)
Audit fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements, including those related to TomoTherapy, which we acquired on June 10, 2011, and the review of our unaudited quarterly financial statements. Audit fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Fees for 2012 represent the amount billed to our Company as of the date of this Proxy Statement plus an estimated $214,000, which we expect to be billed following the date of this Proxy Statement.

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, for the review of our financial statements included in our quarterly reports on Form 10-Q, for the review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; "audit-related fees" are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required. During fiscal 2012, all of the non-audit services performed by Grant Thornton LLP were pre-approved in accordance with Audit Committee policy.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee's written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.

        Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2012, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2012 with our management.

  2.
  The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, for filing with the SEC.

  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Robert S. Weiss, Chairperson
    Elizabeth Dávila
    Dennis L. Winger

        The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

 COMPENSATION COMMITTEE REPORT

        This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

        In this context, the Compensation Committee hereby reports as follows:

  1.
  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

  2.
  Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, that the Compensation Discussion and Analysis be included in this Proxy Statement.

  COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Louis J. Lavigne, Jr., Chairperson
    Elizabeth Dávila
    Jack Goldstein, Ph.D.

        The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

 COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding the fiscal 2012 compensation program for the principal executive officer, the principal financial officer and the three executive officers (other than the principal executive officer and principal financial officer) at fiscal year-end who were the most highly compensated executive officers of Accuray Incorporated. During fiscal 2012, these individuals were:

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  Euan S. Thomson, Ph.D., our President and Chief Executive Officer;

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  Derek A. Bertocci, our Senior Vice President and Chief Financial Officer;

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  Chris A. Raanes, our Executive Vice President, Chief Operating Officer;

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  Kelly Londy, our Senior Vice President and Chief Commercial Officer; and

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  Darren J. Milliken, our Senior Vice President, General Counsel and Corporate Secretary.

        These executives were Accuray Incorporated's NEOs for fiscal 2012. In this Compensation Discussion and Analysis, Accuray Incorporated is referred to as "our," "us," "we," or "the Company."

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2012. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors arrived at the specific compensation decisions for our executives, including the NEOs, in fiscal 2012, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Fiscal 2012 Highlights

        Accuray Incorporated is a technology company focused on the design, development and marketing of radiation oncology treatment solutions that revolve around the patient.

        Fiscal 2012 Business Results.    In fiscal 2012 we achieved several significant financial results, as follows:

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  Generated $401.3 million in revenue (excluding adjustments associated with mergers and acquisitions) at 93.3% of our annual operating plan;

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  Generated new orders to backlog (comprising new purchase agreements as well as the addition of existing customer contracts to backlog upon the contracts' satisfaction of our backlog criteria)

    at 69.4% of our annual operating plan for CyberKnife systems and 110.7% for our annual operating plan for TomoTherapy systems; and

  •
  Achieved 38.6% gross margins, at 103% of our annual operating plan.

        The foregoing metrics are the metrics under the Executive Performance Bonus Plan and are further discussed under the heading Fiscal 2012 Cash Incentive Award Opportunities and Payouts below.

  Significant Executive Compensation Actions.

        As reflected in our compensation philosophy, we set the compensation of our executives, including the NEOs, based on their ability to achieve annual operational objectives that we believe further our long-term business objectives and to create sustainable long-term stockholder value in a cost-effective manner. Accordingly, our fiscal 2012 compensation actions and decisions were based on our executives' accomplishments in these dual areas.

        For fiscal 2012, the Compensation Committee determined that growth in new orders to backlog, maintenance of revenue despite the numerous challenges presented by the uncertain economic climate, and improved gross margins represented the objectives most important to creating long-term stockholder value. At the same time, the Compensation Committee sought to maintain the stability and continuity of our management team, whose composition they viewed to be critical to the successful execution of our long-term business objectives and continued integration of TomoTherapy. Accordingly, the Compensation Committee addressed the primary elements of our executives' compensation packages (base salary, annual cash incentive awards, and equity awards) with these goals in mind. In addition, in light of our acquisition of TomoTherapy in June of 2011, as well as ongoing assessments of industry best practices and a desire to more closely align executive officer compensation with Company performance, the Compensation Committee and Board took additional actions to enhance our compensation and governance practices for fiscal 2012 and intends to continue this philosophy going forward.

        Following is a summary of actions taken by the Compensation Committee with respect to the compensation of our executives, including the NEOs, for fiscal 2012:

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  Moderately increased base salaries.  The base salaries of each of Dr. Thomson, Mr. Bertocci and Mr. Milliken increased approximately by 3.5%. Mr. Raanes's salary increased by 9.5% in connection with his promotion from Senior Vice President to Executive Vice President. Ms. Londy did not receive an increase because she was hired during fiscal 2012 and her base salary was set at the time of hire.

  •
  Funded the bonus pool for annual cash incentive awards for executives at approximately 68.6% of the target level established at the beginning of the year.  The bonus pool was funded, in accordance with funding methodology established at the beginning of the year, at 68.6% of the target level. The Compensation Committee determined that the fiscal 2012 annual cash incentive award payouts to the executives, including NEOs, collectively, would be no greater than 68.6% of the total target award opportunity for the executives, including NEOs, as a whole. Sixty-five percent of each NEO's annual bonus was tied to Company performance, and 35% was tied to the executive's individual performance. Accordingly, for fiscal 2012 65% of the funded target award opportunity was paid to each NEO based on Company performance. The Compensation Committee also exercised its discretion to determine the level to be paid to each NEO with respect to the remaining 35% target award opportunity based on each NEO's individual performance and achievement of his or her respective fiscal 2012 goals and objectives. With respect to our CEO, the Compensation Committee exercised its negative discretion to reduce the 35% target opportunity to 0% for fiscal 2012.

  •
  Approved stock option and RSU awards to address competitive market concerns, satisfy our retention objectives, and reward individual performance during fiscal 2012.  In making equity awards, the Compensation Committee took into consideration the fact that, consistent with our compensation philosophy, such awards further increased the NEOs' stake in the Company, thereby reinforcing their incentive to manage our business as owners and subjecting a significant portion of their total compensation to Company performance. Equity awards align with our growth strategy and provide significant leverage if our growth objectives are achieved, and, in addition, place a significant portion of executive compensation at risk if our business strategy and results do not result in returns to our stockholders.

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  Approved awarding performance-based grants of restricted stock units to executives (PSU Program) which will vest only upon the achievement of performance goals established by the Compensation Committee, thereby putting a greater percentage of executive compensation at-risk, linking a greater percentage of executive compensation to measures of our business success, and further linking our executives' compensation to the creation of long-term stockholder value.

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  Clarified our compensation philosophy, which continues to reflect objectives that tie executive pay to Company performance, drive business growth and link stockholder and executive interests.  Consistent with our focus on linking executive compensation to performance, the bonus pool will not fund unless the specified performance goals are met. Moreover, performance-based RSUs will be forfeited if the Company's predetermined goals are not met within the set performance period.

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  Adjusted our compensation peer group for fiscal 2012 in order to (a) include a larger number of peers to improve the quality of the data sample and mitigate the impact of any outliers, (b) reflect peer group selection criteria more closely aligned to those of our growing Company, and (c) add a group of reference peers for the purposes of providing key labor market compensation data and an understanding of the compensation practices of larger industry companies.

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  Strengthened the Company's stock ownership guidelines for our executive officers and non-employee directors such that they require mandatory ownership levels rather than merely suggested guidelines.  In addition, in March 2012, the Compensation Committee further amended the requirements with respect to non-employee directors. Prior guidelines required ownership levels at the lesser of three times a director's annual retainer or a specified number of shares. The revised requirements eliminate the share number alternative, simply requiring ownership equal to at least three times each director's annual board retainer.

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  Expanded the Company's recoupment policy (which is reflected in both our Performance Bonus Plan and 2007 Incentive Award Plan) to include potential recoupment of performance-based or incentive compensation paid to executive officers in the event of a material reduction in the Company's publicly disclosed backlog figures, if the compensation received by such executive officers is greater than would have been paid or awarded if calculated based on the materially reduced backlog figures.

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  Amended Dr. Thomson's employment letter agreement to eliminate his guarantee to receive an annual option to purchase 40,000 shares of Company common stock.

        We also continued to maintain good governance standards in our executive compensation practices. The following policies remained in effect in fiscal 2012:

  •
  Our executive officers' employment letter agreements have two year terms and do not include single trigger change of control acceleration for equity awards.

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  We do not provide perquisites or other personal benefits to our executives, including the NEOs. Our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

  •
  Separation of Board of Directors Chairperson and Chief Executive Officer positions. We have operated with these roles separated for several years and continue to believe separation of the two roles is in the best interests of our stockholders.

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  No pension or nonqualified deferred compensation plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our executives, including the NEOs.

  •
  Use of an independent compensation consultant who reports directly to the Compensation Committee.

  Results of "Say-on-Pay" Advisory Vote.

        The Company provided stockholders a "say-on-pay" advisory vote to approve its executive compensation in 2011 under recently adopted rules under Section 14A of the Exchange Act. At the 2011 Annual Meeting, stockholders expressed substantial support for the compensation of the Company's named executive officers, with 83% of the votes cast for approval of the "say-on-pay" advisory vote. The Committee carefully evaluated the results of the 2011 advisory vote in connection with its evaluation of the Company's executive compensation programs more generally. After careful consideration, and aside from the voluntary programs and actions described above, the Committee did not make any other material changes to the Company's executive compensation program and policies as a result of the 2011 "say-on-pay" vote.

  Fiscal 2013 Compensation Actions.

        In addition to the foregoing changes adopted in fiscal year 2012, for fiscal 2013, the Compensation Committee approved our MSU Program, which is described above under "Proposal Two."

        The Compensation Committee's decisions with respect to fiscal 2012 and certain of its decisions with respect to fiscal 2013 are discussed in further detail below. In addition, the compensation and benefits provided to our NEOs for the last three years are set forth in the Summary Compensation Table and other tables that follow this Compensation Discussion and Analysis and in the footnotes and narrative material that accompany those tables.

  Target Pay Mix

        The following charts illustrate for our NEOs, the allocation of fiscal 2012 target total direct compensation between base salary, cash incentives and equity compensation elements. All elements, except base salary, are considered, "at-risk".

CEO 2012 Target Pay Mix	Average Other NEO 2012 Target Pay Mix

        Based on our performance in fiscal 2012, a significant portion of the "at risk" compensation was not, and likely will not, be earned (i.e., bonus payout is below target and assumes performance-based equity grant is not earned).

FY 2012 Target and Actual Compensation ($ in thousands)

  The chart above reflects salary, non-equity incentive plan compensation and equity awards but excludes other bonuses and other compensation as reported in the Summary Compensation Table. Actual compensation assumes performance-based equity awards granted in fiscal 2012 are not earned.

  Relationship between Total Stockholder Return and Chief Executive Officer Compensation

        The following chart illustrates the directional relationship between the Company's total stockholder return and Chief Executive Officer Compensation from fiscal 2010 through fiscal 2012.

Accuray 3-Yr CEO Total Direct Compensation vs. Company TSR

(1)
Total Direct Compensation is equal to base salary, annual incentive awards, equity grant value and all other compensation, as reported in the Summary Compensation Table below.

(2)
Total Stockholder Return calculation assumes a stock price of $6.63 for fiscal 2010, $8.01 for fiscal 2011 and $6.82 for fiscal 2012 (each the closing price on the last trading day of each respective fiscal year). The indexed calculation divides the fiscal year end price by the fiscal 2010 price.

Background and Compensation Philosophy

        To achieve the Company's objectives, we need a highly talented and seasoned management team with the integrity, skills and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executives must be capable of fulfilling the Company's long-term business strategy, including the successful integration of the TomoTherapy organization and technologies into our business.

        The overarching compensation philosophy approved by the Compensation Committee for fiscal 2012 was to maintain an executive compensation program that emphasizes pay for performance, drives business growth and links stockholder value and executive interests.

        The key objectives of the compensation philosophy include:

  •
  Attract, retain, motivate and reward the top talent that is necessary to grow the CyberKnife market, make the most of the TomoTherapy acquisition, and drive future business success;

  •
  Link short-term rewards with Company performance (both financial and strategic) and individual performance; and

  •
  Link long-term rewards with the creation of stockholder value.

        The foregoing principles and objectives form the foundation of our executive compensation philosophy, which is reflected in the various compensation elements—base salary, annual cash incentives, annual equity awards, performance equity awards and other benefits.

Compensation Process

        The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executives, including the NEOs. The independent members of our Board of Directors are responsible for reviewing the performance of our Chief Executive Officer and approving his compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board of Directors the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executives and salaried employees. For additional information on the Compensation Committee, including the scope of its authority, see Corporate Governance and Board of Directors Matters—Compensation Committee, below.

        At the beginning of each fiscal year, the Board of Directors, after consulting with management, establishes the corporate performance objectives for the Company and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer (other than the CEO) and makes decisions with respect to any base salary adjustment, target annual cash incentive award opportunities, and equity awards for our executives, including the NEOs, (other than the CEO) for the upcoming year. The independent members of the Board of Directors, with recommendations from the Compensation Committee, review and approve the individual performance objectives for the CEO, and make decisions with respect to any base salary adjustment, target annual cash incentive award opportunities and equity awards for our CEO. After the end of the fiscal year, the Compensation Committee assesses the performance of our executives, including the NEOs (other than the CEO) to determine the payouts for the annual cash incentive award opportunities for the previous year, and the independent members of our Board of Directors assess the performance of our CEO to determine his annual cash incentive award payout.

  Role of Management

        To aid in its deliberations, each year our CEO provides recommendations to the Compensation Committee regarding the individual compensation elements for each of our executives, including the NEOs (other than himself). Prior to formulating these recommendations, our CEO conducts an annual performance review of our other executives to evaluate their performance for the prior fiscal year. Our CEO then presents the results of these evaluations, along with his recommendations with regard to their compensation, including base salary adjustments, annual cash incentive award opportunities and payouts, and equity awards, to the Compensation Committee for its consideration. Similarly, our CEO's performance is reviewed annually by the Compensation Committee as well as the independent members of the Board of Directors as part of their deliberations with respect to his compensation.

        Our CEO also meets with the Compensation Committee at the beginning of each year to assist the Compensation Committee in formulating the Company's performance objectives for each fiscal year and the individual performance objectives for each executive. For executive officers other than himself, the CEO considers performance and makes recommendations to the Compensation Committee with respect to base salary, annual incentive and long term equity compensation. In advance of making such recommendations, the Chief Executive Officer often consults with our Senior Vice President, Human Resources, who may discuss a range of pay for him to consider for executive officers other than our Senior Vice President, Human Resources and himself, which range is based on the Company's compensation philosophy, market data provided by the Compensation Committee's independent consultant, achievement of individual performance goals and objectives, and internal equity. The Compensation Committee reviews, discusses and modifies as appropriate the compensation recommendations made by the CEO.

        The Compensation Committee itself makes recommendations regarding the compensation of the CEO to the independent members of the Board of Directors, who approve all elements of the CEO's compensation.

        Typically, our CEO is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when his own compensation and performance are discussed). From time to time, our Chief Financial Officer, General Counsel, and Senior Vice President of Human Resources may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are discussed).

  Role of Compensation Consultants

        The Compensation Committee has retained Compensia, Inc. ("Compensia") as its independent advisor to provide advice with respect to our compensation programs. Compensia advises the Compensation Committee with respect to trends in executive compensation, peer group selection, the determination of pay programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay, and the proportion of annual cash pay to long-term incentive pay), and setting compensation levels. Compensia also consults with the Compensation Committee to formulate and design new programs to better align management performance with the interests of the Company's stockholders, for example, performance equity programs.

        Compensia did not perform any other services for the Company or the Compensation Committee in fiscal 2012.

  Competitive Positioning

        For fiscal 2012, the Compensation Committee allocated the compensation of our executives, including our NEOs, between cash and equity based on an analysis of the data reflected in the Radford Survey for companies with $200 to $500 million in annual revenue, as well as an assessment of the Company's performance and compensation practices against a core peer group of 17 medical device companies which have similar financial and organizational characteristics (collectively, the "Relevant Market Data"). The Radford Survey is a survey of companies in the medical device, software, and other high-technology industries. The peer group of 17 medical device companies was recommended by Compensia and submitted to the Compensation Committee for its review. The final peer group for fiscal 2012 was approved by the Compensation Committee in May 2011.

        The fiscal 2011 peer group had included 13 companies; however, the Compensation Committee decided to increase the size of the peer group in fiscal 2012 to 17 companies to provide more robust data samples. In addition, the Compensation Committee revised the criteria it used to identify peer companies in light of the changes in the Company following the TomoTherapy acquisition. Accordingly, the fiscal 2012 peer group was selected based on the following criteria:

  Primary Factors:

  •
  Similar business focus (i.e., companies that develop and design highly technical devices and that have at least 30% of their business from international operations);

  •
  Total revenue of approximately $200 million to $900 million; and

  •
  Positive revenue growth.

  Secondary Factors:

  •
  Employee population of up to approximately three times the number of employees of the Company;

  •
  Market capitalization of two-thirds to three and a half times that of the Company; and

  •
  Revenue per employee of one-half times to two times that of the Company.

        Three companies (Cardiac Science, Healthtronics and TomoTherapy) were removed from the 2011 list because they had been acquired. The fiscal 2012 peer group approved by the Compensation Committee includes the following companies:

American Medical Systems Holdings, Inc.(1)	ICU Medical, Inc.	Sonosite, Inc.
AngioDynamics, Inc.	Integra LifeSciences Holdings Corporation	Thoratec Corporation
ArthroCare Corporation	Masimo Corporation	Volcano Corporation
CONMED Corporation	Merit Medical Systems, Inc.	Wright Medical Group, Inc.
Cyberonics, Inc.	Natus Medical Incorporated	ZOLL Medical Corporation
Haemonetics Corp.	NuVasive, Inc.

(1)
American Medical Systems Holdings, Inc. has been acquired since the May meeting of the Compensation Committee.

        In addition to the above core peer group, for fiscal 2012, the Compensation Committee also approved a group of seven reference peers in order to provide key labor market compensation data and an understanding of the compensation practices of larger industry companies. The reference peers were selected based on the following criteria:

  •
  Medical device, life science or pharmaceutical industry companies engaged in the development of technical products or pharmaceuticals that go through the clinical testing processes;

  •
  Revenue of approximately $1 billion to $5 billion; and

  •
  Based in the U.S., primarily in California.

        The fiscal 2012 reference peers include the following seven companies:

Allergan, Inc.	Intuitive Surgical, Inc.	Varian Medical Systems, Inc.
Edwards Lifesciences Corporation	ResMed Inc.	Watson Pharmaceuticals, Inc.
Illumina, Inc.

        The table below reflects percentile estimates of how the fiscal 2012 compensation of our NEOs compares to the Company's fiscal 2012 Relevant Market Data.

		2012 Estimated Pay Positioning vs. Market
Incumbent	Title	Salary	Target Total Cash	Actual Total Cash	Equity/LTI Value	Target Total Direct Comp.	Actual Total Direct Comp.
Thomson, Euan	President & CEO	50%	50%	35%	<25th	40%	30%
Bertocci, Derek	SVP CFO	60%	60%	50%	35%	45%	45%
Raanes, Chris	EVP COO	55%	50%	60%	55%	65%	70%
Londy, Kelly	SVP Chief Comm Officer	65%	45%		New Hire
Milliken, Darren	SVP Gen Counsel	<25th	25%	<25th	45%	55%	60%

        The table below summarizes where we fall relative to our peer group with respect to each of our peer group criteria. Our fiscal 2011 revenue is pro-forma to reflect the TomoTherapy acquisition and the number of employees used for purposes of this comparison reflects our headcount after acquiring TomoTherapy.

Criteria	Accuray FY 2011	Target for Peer Group	2012 Peer Group Median (Data as of 6/30/11)	Approximate Accuray Percent Rank
Revenue ($MM)	$408.0	0.5x - 2x	$399.4	50th
Market Capitalization ($MM)	$561.2	0.5x - 3x	$918.6	25th
Employees	1,078	0.5x - 2x	1,390	35th
Revenue per Employee	$378,444	0.5x - 2x	$299,109	75th

        The Compensation Committee intends to annually review the composition of the peer group to ensure it is the most relevant set of companies to use for comparison purposes.

        In evaluating the base salaries of our executives for fiscal 2012, establishing target award opportunities for annual cash incentive awards, and making equity awards, the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, including the competitive reasonableness of arrangements, and to ensure that its decisions were consistent with the Company's compensation philosophy and strategy. The Compensation Committee did not make its decisions based on targeting compensation to specific benchmarks against the survey and peer group data. The Compensation Committee took the above approach consistent with its intention to (i) set performance milestones for cash incentive compensation so that target level payouts would only be made if our executives and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executives with the ability to earn above market compensation tied to performance in order to attract and retain the quality of executives necessary to successfully manage the Company.

        The Compensation Committee used a similar process and similar criteria to identify the fiscal 2013 core and reference peer groups. Three companies (American Medical Systems Holdings, Inc., SonoSite, Inc. and Zoll Medical Corporation) were removed from the fiscal 2012 core peer group, but there were no other changes to the core peer list, resulting in a group of 14 core peers. The reference peer list remains identical in fiscal 2013 to the fiscal 2012 list.

  Tally Sheets

        At least annually, with the help of the compensation consultant, the Compensation Committee reviews each executive's compensation history for the past three years, including each component of compensation and how it compared to market data. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each NEO, including base salaries, potential annual cash incentive payouts and minimum and maximum levels, long-term incentive compensation, including the number of stock options and restricted stock awards granted and the fair value at grant, and the annualized cost of other benefits. The tally sheets also set forth the accumulated value of benefits and compensation to each NEO, including the accumulated value of equity grants and the accumulated value of potential payouts under different separation scenarios, including under our severance and change of control arrangements. Reviewing tally sheets each year facilitates the Compensation Committee's evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each NEO. For fiscal 2012, the tally sheets served as a useful check on total annual compensation for each executive officer and relative compensation among the executive officers, but did not affect any specific decision relating to the NEOs' annual compensation.

  Pay for Performance

        We believe that there should be a strong relationship between pay and performance and our executive compensation program reflects this belief. In particular, annual cash incentive awards and equity awards represent a significant portion of our executive compensation program, as reflected in the chart below, and this variable compensation is considered "at-risk" as it is directly dependent upon the achievement of pre-established goals and/or stock price appreciation and performance:

  •
  Annual cash incentives, paid under the Performance Bonus Plan, are intended to link executive rewards to Company and individual performance, upon achieving pre-determined goals. The bonus pool only funds if the Company achieves pre-determined performance metrics, making these cash incentives entirely at risk. If the bonus pool funds, 65% of each executive's bonus is tied to Company performance. The remaining 35% of the pool is allocated based on the achievement of individual performance metrics. Accordingly, if the bonus pool does not fund, no executive would be entitled to any cash incentive under the Performance Bonus Plan at all, regardless of such executive's performance against his or her individual performance goals. Even if the pool funds and the metrics are achieved, the Compensation Committee may exercise negative discretion to reduce the size of the awards, as it chose to do with respect to our CEO, where they reduced the 35% target opportunity to 0% for fiscal 2012.

  •
  The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of the common stock on the date of grant, so the options will yield value to the executives only if the stock price appreciates.

  •
  Full-value awards (in the form of RSUs) without performance criteria remain a minority component of the executive's equity awards. The Compensation Committee believes that this element offers a strong retention component to our overall compensation program.

  •
  In fiscal 2012, the Company awarded performance-based grants of restricted stock units (PSU Program) to executives, which will vest only upon the achievement of performance goals established by the Compensation Committee, thereby putting a greater percentage of executive compensation at-risk, linking a greater percentage of executive compensation to measures of our business success, and further linking our executives' compensation to the creation of long-term stockholder value.

  •
  As noted above, in fiscal 2013, the Compensation Committee approved our MSU Program with performance periods ending in fiscal 2014 and fiscal 2015, further linking the compensation of participants in this program to the creation of long-term stockholder value.

Compensation Elements

        During fiscal 2012, the compensation of our executives, including the NEOs, consisted of the following elements:

  •
  Base salary;

  •
  An annual cash incentive award opportunity;

  •
  Equity awards; and

  •
  Other benefits.

  Base Salary

        We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executives, including the NEOs. We use base salary to fairly and competitively compensate our executives for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.

        The Compensation Committee makes adjustments to base salary when it believes there is a deviation from market, when an individual is promoted or assumes an increase in responsibility, or when the Compensation Committee determines that an individual's performance warrants an increase. The Compensation Committee reviews the base salary levels of our executives each year to determine whether an adjustment is warranted.

        In reviewing the base salaries of our executives during fiscal 2011, the Compensation Committee considered the 50th to 60th percentiles of the Relevant Target Data, but did not target pay in this range. Rather, the Compensation Committee considered each executive's performance against his or her goals and objectives over the previous fiscal year as evaluated by our CEO, his or her experience and responsibilities, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, and the Relevant Market Data. In formulating his recommendations to the Compensation Committee with respect to base salary adjustments, our CEO also considered internal equity among our executives.

        For fiscal 2012, the Compensation Committee moderately increased the base salaries of the NEOs from their fiscal 2011 levels. The base salaries of Dr. Thomson, Mr. Bertocci and Mr. Milliken were increased by approximately 3.5%. Mr. Raanes's salary increased by 9.5%, in connection with his promotion from Senior Vice President to Executive Vice President. Ms. Londy was hired during fiscal 2012 and her base salary was set at the time of hire and has not increased. The base salaries paid to the NEOs during fiscal 2012 are reported in the Summary Compensation Table below.

        For fiscal 2013, the Compensation Committee recommended to the independent members of the Board of Directors, and such independent directors determined, to leave the base salary for Dr. Thomson unchanged from the level set for fiscal 2012. With respect to the other NEOs, for fiscal 2013 the Compensation Committee approved an increase to Mr. Milliken's base salary of 10% and increases of 3% to the respective base salaries for Messrs. Bertocci and Raanes and for Ms. Londy. For fiscal 2013, the Compensation Committee set the base salaries of the NEOs, effective October 1, 2012, as follows:

Named Executive Officer	Fiscal 2012 Salary(1)	Fiscal 2013 Salary(1)
Euan S. Thomson, Ph.D.	$530,500	$530,500
Derek Bertocci	$322,920	$332,600
Chris A. Raanes	$386,848	$398,500
Kelly Londy	$320,000	$329,600
Darren J. Milliken	$259,035	$284,900

(1)
Note, the salaries reflected for both fiscal 2012 and fiscal 2013 became effective on October 1 of each such year, respectively.

  Annual Cash Incentives

        Annual cash incentive awards serve to reinforce our performance-based culture. On average, the Compensation Committee believes in providing our executives, including the NEOs, with a total target cash compensation opportunity above the market median tied to the achievement of challenging pre-established corporate and individual performance objectives. As with base salary, each executive's annual cash incentive opportunity is set with reference to each executive's performance over the previous fiscal year as evaluated by our Chief Executive Officer, his or her experience and responsibilities, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, and the Relevant Market Data.

        During the first quarter of each fiscal year, the Compensation Committee reviews and approves the corporate and individual performance objectives for the current fiscal year's annual cash incentive awards and reviews and approves the target award opportunity for each executive, including the NEOs, but excluding the CEO, whose performance objectives and target award opportunity are reviewed and approved by the independent members of the Board of Directors. For fiscal 2012, the target award opportunity for Dr. Thomson was equal to 100% of his base salary, the target award opportunities for Messrs. Bertocci and Raanes and Ms. Londy were equal to 65% of their respective salaries, and the target award opportunity for Mr. Milliken was equal to 50% of his base salary. These target percentages were unchanged from the prior fiscal year for each executive who was employed by the Company in the prior fiscal year. The Compensation Committee recognizes that the performance of certain of the NEOs has a greater potential to impact our successful implementation of our overall strategy and achievement of our financial performance and therefore believes it is appropriate that the target award opportunities of those executives be higher than the opportunity for others.

  Fiscal 2012 Cash Incentive Award Opportunities and Payouts

        Our executives, including the NEOs, are eligible to participate in the Performance Bonus Plan, which was adopted by the Compensation Committee and approved by the Company's stockholders at our 2009 Annual Meeting. The Performance Bonus Plan has been structured and is operated with the intent that the compensation paid under the Performance Bonus Plan will qualify for deductibility under Section 162(m) of the Code. . The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effective. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Performance Bonus Plan will be fully deductible under all circumstances. For fiscal 2012, our annual cash incentive awards were designed to reward our executives, including the NEOs, based on the Company's performance and the individual executive's contribution to that performance. In establishing the fiscal 2012 cash incentive award program, the Compensation Committee determined that the award opportunities for all of our executives, including the NEOs, should be closely linked to achieving corporate performance objectives.

        The bonus pool under the Performance Bonus Plan only funds if the corporate performance objectives established by the Compensation Committee are achieved at threshold levels established by the Committee, making these cash incentives entirely at risk. For each NEO, 65% of the target award payment is based on our Company's performance and 35% of the target award payment is based on achievement of individual performance metrics, but both components are contingent on the bonus pool funding and are therefore entirely at risk. Accordingly, if the bonus pool does not fund, no executive would be entitled to any cash incentive under the Performance Bonus Plan, regardless of such executive's performance against his or her individual goals.

        To the extent the bonus pool funds, the Performance Bonus Plan entitles each executive to 65% of the funded percentage of his or her target award payment due to Company performance, provided that the Compensation Committee may exercise negative discretion to reduce the overall funding percentage and/or to reduce any individual award. The Compensation Committee (and the independent members of the Board of Directors, for our CEO) has discretion to award more or less than the remaining 35% of the funded percentage of each executive's target award, provided that payments to the executive team as a whole may not exceed pro-rata funding of the bonus plan (such that the executive team as a whole may not receive greater than the funded percentage of the target awards payable to that group as a whole), and in no case may any executive receive in excess of 150% of his or her target award for fiscal 2012. For fiscal 2012, the Compensation Committee exercised its negative discretion to reduce our CEO's 35% target opportunity to 0%.

        For fiscal 2012, the Compensation Committee established three specific corporate performance measures, namely revenue, gross margin and backlog. The backlog performance measure was separated into our CyberKnife® ("CK") and TomoTherapy® ("TT") system sales. The performance measures were applicable in the same manner to all of our executives, including the NEOs. The Compensation Committee set target amounts and minimum funding thresholds with respect to each performance measure, requiring that the Company achieve the minimum threshold set for each measure, in order for any funding to occur relative to that measure. The performance measures and their relative weightings, target amounts and minimum funding thresholds for fiscal 2012, as well as the actual performance measures attained and their respective weights, were as follows:

Performance Measure	Weighting	Target	Minimum Threshold	Actual	% Plan Attained	Weighted % Plan Attained
Revenue	40%	$430 million	$398 million (92.6%)	$401.3 million	93.3	19.3
Gross Margin	30%	37.4%	34.5% (92.2%)	38.6%	103	128
Net Dollars into to Backlog (CK)	15%	$178.9 million	$165.7 million (92.6%)	$124.1 million	69.4	0
Net Dollars into to Backlog (TT)	15%	$116.3 million	$76.6 million (65.9%)	$128.7 million	110.7	150

        Each measure will be calculated based on non-GAAP numbers, which will be calculated in a manner consistent with the non-GAAP numbers reported in our quarterly earnings releases, provided that the Compensation Committee may, in its discretion, approve additional exclusions in the nature of one-time occurrences, extraordinary items or events outside management's control. To be reported in our backlog, an order must meet the Company's fiscal 2012 backlog criteria. The Compensation Committee assessed corporate performance with respect to each of the three performance measures and determined that threshold performance had been achieved for each measure. The funding with respect to each measure was based on a funding slope in a straight line from ten percent at the minimum threshold level, to 100%, at the target amount. In the event any of the performance measures had been achieved at greater than the target level, the funding would also be based on a straight line from 100% at target to the maximum funding opportunity for each metric at 150% funding.

        Based on these actual corporate performance results, the funding methodology resulted in funding of the bonus plan pool at 68.6% of the target level. As noted above, for each of our executives, including the NEOs, 65% of their annual cash incentive awards were dependent on achieving the corporate performance measures described above, and 35% were dependent on achieving individual qualitative performance goals and objectives, which are discussed below. Individual qualitative goals and objectives, which were generally tailored to each individual executive's functional area of responsibility, were established for each executive in September 2011 (other than Ms. Londy, who joined the Company in October 2011). For fiscal 2012, the primary individual performance objective for each of our NEOs was to work toward achieving the corporate performance objectives described above. In addition, each NEO was given several individual management objectives, as follows:

  •
  Dr. Thomson's principal individual management objectives included revenue growth, backlog growth, gross margin improvement, progress toward profitability, product development progress, and strategic clinical growth.

  •
  Mr. Bertocci's principal individual management objectives included managing the consolidation of our European operations in Switzerland, managing investor relations, consolidating our ERP system, hiring Finance and IT managers and staff to support the combined Company, and implementing synergies in order to ensure an efficient worldwide structure.

  •
  Mr. Raanes's principal individual management objectives included improvement of the TomoTherapy System reliability and service profitability, product development progress, continued management and implementation of the Company's operational excellence program, revenue growth, progress toward profitability, managing the consolidation of our European operations in Switzerland, and providing leadership to the Company's Madison campus.

  •
  Ms. Londy's principal individual management objectives included growing the Company's radiation therapy business and CyberKnife adoption, backlog growth, improving TomoTherapy's service profitability, driving commercial excellence through the Company's operational excellence and risk management programs and increasing the Company's global presence.

  •
  Mr. Milliken's principal individual management objectives included successful completion of the convertible debt offering, managing international restructuring in light of the TomoTherapy acquisition, supporting the consolidation of our European operations in Switzerland, managing the integration of specified systems of TomoTherapy, including with respect to customer quoting, distributor alignment and equity plans, and progress toward profitability.

        The annual cash incentive award targets and payouts made to the NEOs in fiscal 2013 for fiscal 2012 performance were as follows:

Fiscal 2012 Performance Bonus Plan Payouts

				Actual Payout
	Target
			Fiscal 2012 Total Actual Opportunity ($)(1)	Bonus Amount tied to Company Performance ($)	Bonus Amount tied to Individual Performance ($)	Total Payout
Named Executive Officer	(%)	($)
Euan S. Thomson, Ph.D.	100%	526,000	360,836	234,543	0	234,543
Derek A. Bertocci	65%	209,898	143,990	93,594	50,397	143,990
Chris A. Raanes	65%	251,451	172,496	112,122	60,373	172,496
Kelly Londy	65%	208,000	142,688	92,747	49,941	142,688
Darren J. Milliken	50%	129,518	88,849	57,752	31,097	88,849

(1)
The fiscal 2012 Total Actual Opportunity is derived by multiplying the approximate 68.6% funding level by the at-target annual cash incentive award opportunity for each NEO.

        The collective payouts to the executive officers did not exceed their pro-rata funding of the bonus plan. The annual incentive award payouts for fiscal 2012 performance made to the NEOs are reported in the Summary Compensation Table below. Additional information about these awards is reported in the Grants of Plan-Based Awards Table below.

  Fiscal 2013 Cash Incentive Awards—Performance Bonus Plan

        For fiscal 2013, weighting of metrics in the Performance Bonus Plan were adjusted as follows:

Revenue	Net Dollars into Backlog	Gross Margin
30%	50%	20%

        Each measure will be calculated based on non-GAAP numbers, which will be calculated in a manner consistent with the non-GAAP numbers reported in our quarterly earnings releases, provided that the Compensation Committee may, in its discretion, approve additional exclusions. To be reported in our backlog, an order must meet the Company's fiscal year 2013 backlog criteria.

        The target bonuses for our NEOs, as a percentage of base salary, did not change from their prior year's percentages. As in fiscal 2012, 65% of each executive's annual cash incentive awards will be dependent on achieving the corporate performance measures, and 35% will be dependent on achieving their individual qualitative performance goals and objectives.

  Equity Compensation

        We believe that equity awards provide a strong alignment between the interests of our executives, including the NEOs, and our stockholders. Accordingly, the Compensation Committee seeks to provide motivation to our executives through the use of equity awards consistent with the reasonable management of the Company's overall equity compensation expense and stockholder dilution. The Compensation Committee grants equity awards to our executives, including the NEOs, in the first quarter of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance, and as a retention tool. Historically our executive equity awards consisted entirely of stock options and restricted stock unit("RSU") awards, but in fiscal 2012, our executives were grantedperformance-based RSUs (or "PSUs") in addition to stock options and RSUs. The size of an executive's equity award is determined by the Compensation Committee after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our CEO (or, with respect to the CEO, as evaluated by our Board of Directors), an evaluation of his or her total compensation package, an evaluation of his or her accumulated equity holdings, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, the Relevant Market Data, internal equity, role hierarchy and such other factors as the Compensation Committee determines relevant.

  Fiscal 2012 Equity Awards

        For fiscal 2012, the CEO proposed grant numbers to the Compensation Committee for each of the executive officers, other than himself. The Compensation Committee reviewed the CEO's recommendations, and after assessing each executive's individual performance and outstanding equity holdings, internal equity, role hierarchy and retention needs, determined the awards it wished to approve for each executive, other than the CEO. For each of the executives other than the CEO, the Compensation Committee decided to award a mix of equity vehicles that include stock options, RSUs and PSUs, such that, on average, approximately 50% of the shares granted were in the form of stock options, 13% were in the form of RSUs, and 37% were in the form of PSUs. However, for our CEO, the independent members of our Board of Directors decided to award a mix of equity vehicles such that approximately 36% of the shares granted were in the form of stock options, 14% were in the form of RSUs and 50% were in the form of PSUs.

        The Compensation Committee believes that tying a portion of the executives' equity to performance criteria better aligns the executives' goals with both the Company's strategic plans and with the interests of the Company's stockholders. Because the CEO is ultimately responsible for the Company achieving its strategic objectives, the independent members of our Board of Directors believe it appropriate to award a greater portion of his equity in PSUs. The PSUs will vest based on the achievement of certain pre-determined goals by the end of a two year performance period, ending on June 30, 2013 for all NEOs. Currently outstanding PSUs will vest upon the achievement of certain goals linked to our revenue and profitability which will need to be achieved by June 30, 2013. As of June 30, 2012, we did not believe that the pre-determined goals would be met within the performance period and hence have not accrued for these awards in our financials in accordance with relevant accounting guidance. In the event that the performance goals are not met, the PSUs will be automatically forfeited on the last day of the performance period.

        Through fiscal 2011, pursuant to Dr. Thomson's employment letter agreement, we had agreed to grant Dr. Thomson an option to purchase 40,000 shares of our common stock not later than the first regularly scheduled meeting of our Board of Directors of each calendar year during his employment, subject to approval by our Board of Directors. Effective October 1, 2011, however, Dr. Thomson's employment letter agreement was amended such that it eliminated his guarantee to receive an annual option to purchase 40,000 shares of common stock at the beginning of each calendar year.

        The equity awards made to the NEOs in fiscal 2012 are reported in the Summary Compensation Table below. Additional information about these awards, including the number of shares subject to each award and the award's grant date fair value, is reported in the Grants of Plan-Based Awards Table below.

  Fiscal 2013 Equity Awards

        Equity awards for fiscal 2013 consist of a mix of equity vehicles, including stockoptions, RSUs and MSUs, such that 35% of the shares granted were in the form of stock options, 40% were in the form of RSUs, and 25% were in the form of MSUs. The amount of equity, if any, awarded by the Compensation Committee to executive officers varies based upon an executive's individual performance, an evaluation of his or her total compensation package, an evaluation of his or her accumulated equity holdings, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, the Relevant Market Data, internal equity, role hierarchy and such other factors as the Compensation Committee determines relevant.

  Patent Award Program

        The Company maintains a patent award program, the purpose of which is to encourage, recognize and reward creativity and innovation. All regular, full time Company employees, including executives, are eligible to participate in this program. Various levels of awards are provided to encourage and reward identification and submission of invention disclosures, subsequent filing of patent applications and final issuance of a United States patent. The various awards provided under the program are as follows:

  •
  $50 is awarded to each named employee on an invention disclosure.

  •
  $1,000 is awarded to each named inventor in an original non-provisional patent application filed with the U.S. Patent and Trademark Office.

  •
  $2,000 is awarded to each named inventor in an issued U.S. patent.

  •
  In the event more than three inventors file patent applications or are granted patents, the maximum awards are $3,000 and $6,000, respectively, to be shared equally among the inventors who are Company employees. Inventors who are not full-time Company employees at the time the award is made are not eligible to receive the award.

        Awards are made on the last day of the fiscal quarter in which the award was earned. The Company's patent committee or Senior Vice President and General Counsel may increase the monetary awards identified above on a case-by-case basis in extraordinary circumstances.

        In addition, it is the Company's practice to reimburse employees who receive awards under the program for any taxes they are required to pay with respect to such awards due to the potential benefits that ultimately pass through to the Company as a result of the successful use of the patented technology.

        In fiscal 2012, Dr. Thomson was granted awards under the Company's patent award program, which are reflected in the Summary Compensation Table below.

Employment, Change in Control and Severance Arrangements

        We have entered into employment letter agreements with each of our executives, including the NEOs, to document the material terms and conditions of the executives' employment, including his or her annual base salary, target annual cash incentive award opportunity and equity awards. Each executive officer's employment letter agreement includes a two year term and specifies the payments and benefits that each executive will receive upon a potential termination of his or her employment under certain circumstances or in the event of a termination within three months before or twelve months following a change in control of the Company. In addition, these agreements protect the Company's interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to the Company, including disclosing the Company's confidential information, soliciting the Company's employees, and engaging in certain competitive business activities.

        These arrangements were entered into for the following reasons:

  •
  Assist us in retaining talented executives in a competitive market;

  •
  Permit our executives to focus on the business of the Company;

  •
  Eliminate any potential personal bias of an executive against a transaction that is in the best interest of the Company and its stockholders;

  •
  Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executives; and

  •
  Provide the Company with the flexibility needed to react to a continually changing business environment.

        The Compensation Committee believes that these agreements serve several important objectives. First, they provide a desired level of transparency, both within and outside the Company. Internal transparency benefits the Company by eliminating the need to negotiate severance benefits on a case-by-case basis at the time of termination. They also assure our executives that their severance benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for the Company to administer and requires less administrative time and expense than negotiating severance benefits at the time of termination.

        Generally, our executives, including the NEOs, are eligible for severance payments and benefits in the event of their termination of employment by the Company without "cause" or by the executive for "good reason", or for failure of the Company to extend the term of the employment letter agreement or offer a new agreement with a term of at least two years, and which contains severance provisions that are comparable to the median benefits of similarly situated executives in a peer group established by the Compensation Committee, in each case, provided that the executive executes a general release of claims.

        Effective July 25, 2011, we entered into an amendment to Mr. Raanes's employment letter agreement to reflect his promotion from Senior Vice President, Chief Operating Officer to Executive Vice President, Chief Operating Officer. In addition, effective October 1, 2011, we entered into an amended and restated employment letter agreement with Dr. Thomson that eliminated his guarantee to receive an annual option to purchase 40,000 shares of common stock at the beginning of each calendar year.

Post-Employment Compensation—Retirement Plans

        Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executives, including the NEOs, and other employees.

        We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. The Company matches 50% of participant contributions to the plan, up to a maximum contribution of six percent of base salary per participant per year. Company matching contributions to the 401(k) employee savings plan vest over a period of four years, with the vesting percentage increasing by 25 percentage points on each of the first four anniversaries of an employee's service, such that on the fourth anniversary of an employee's service, the employee is fully vested in the Company matching contribution. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.

        We view this plan as serving two important objectives. First, it encourages our executives, including the NEOs, and other employees to commit to long-term service with the Company. Second, it enables them to save a portion of their annual compensation for their eventual retirement.

        Since the amounts set aside for retirement under the plan are largely drawn from participants' annual compensation and the Company matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executives, including the NEOs.

Health, Welfare, and Other Employee Benefits (including Perquisites)

        We provide health and welfare benefits to our executives, including the NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life, and disability insurance and matching Company contributions to our Section 401(k) employee savings plan.

        In circumstances where the Company is recruiting a candidate who would have to move to accept our job offer, the Company may agree to reimburse certain of such employee's relocation expenses. For example, the Company agreed to reimburse Ms. Londy for certain temporary housing expenses, expenses incurred in connection with home buying trips, home sale and home purchase expenses, moving expenses and travel expenses.

        We do not provide perquisites or other personal benefits to our executives, including the NEOs.

Other Compensation Policies

  Stock Ownership Guidelines

        In May 2011, our Board of Directors adopted Amended and Restated Corporate Governance Guidelines to help ensure that the Company is managed in the best long term interests of the Company's stockholders, to promote effective functioning of the Board of Directors and its committees and to provide a flexible framework within which the Board of Directors may conduct its oversight of the Company's business. The Corporate Governance Guidelines include executive officer and non-employee director stock ownership guidelines, which were amended and restated effective July 1, 2011 to become requirements rather than merely guidelines. Effective March 23, 2012, the non-employee director stock ownership requirements were further amended, requiring each non-employee director to own shares of the Company's common stock equal to three times the amount of director's regular annual cash retainer. The Corporate Governance Guidelines now require certain executive officers and non-employee directors of the Company to own shares of the Company's common stock, as follows:

  •
  Non-employee directors:  the number of shares having a value equal to at least three times the non-employee director's regular annual cash retainer;

  •
  Chief Executive Officer:  the lesser of (a) the number of shares having a value equal to three times annual base salary and (b) 175,000 shares;

  •
  Chief Financial Officer, Chief Operating Officer and Chief Commercial Officer:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 40,000 shares; and

  •
  General Counsel:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 17,500 shares.

        Executive officers and non-employee directors and executive officers have five years from the later of July 1, 2010 and the date of election or appointment to attain the foregoing ownership levels. The Company expects each executive officer and non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any Company options and/or (ii) taxes), until the foregoing ownership levels are achieved. All of the NEOs who have been employed by the Company for more than one year are in compliance with the stock ownership requirements.

  Recoupment ("Clawback") Policy

        To further align our executive compensation program with the interests of the Company's stockholders, the Company's Performance Bonus Plan and 2007 Incentive Award Plan include a recoupment policy, which provides that, in the event the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures, our Board of Directors will review the conduct of executive officers in relation to the restatement. If it determines that an executive officer has engaged in misconduct, or otherwise violated the Company's Code of Conduct and Ethics for Employees, Agents and Contractors, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then our Board of Directors may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law. Our clawback policy will be updated and revised consistent with any changes in applicable laws.

  Equity Award Grant Practices

        Historically, the Compensation Committee has granted stock options and/or RSU awards to our employees, including our executives, when they first join the Company. Typically, new hire stock options and RSUs (including awards of PSUs in fiscal 2012) are granted at the first meeting of the Compensation Committee in the month following an employee's first day of employment.

        Follow-on awards are considered as part of our fiscal review process. We do not seek to time the grant of stock options and RSUs (including PSUs) to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.

        We grant stock options with an exercise price that is equal to the fair market value of the shares of the Company's common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of the Company's common stock. The exercise price for our stock options is based on the last quoted price per share of the Company's common stock as reported on the NASDAQ Global Select Market on the date of grant.

        We also have an insider trading policy that prohibits trading in shares of the Company's common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan, or if sold automatically by the Company on the date of vest to cover and pay the withholding tax requirements in accordance with Company policy.

Regulatory Considerations

  Section 162(m)—Deductibility of Remuneration in Excess of $1 Million

        Section 162(m) of the Code limits the amount that the Company may deduct as compensation expense for federal income tax purposes with respect to the remuneration paid to our Chief Executive Officer and each of the three other most highly compensated executive officers of the Company (other than our Chief Financial Officer) to $1 million per person per year. There are certain exemptions to this deduction limit, including an exemption for remuneration that qualifies as "performance-based compensation" (that is, certain compensation that is payable solely upon achieving objective performance criteria).

        We intend to operate our executive compensation program to maximize the deductibility of the remuneration paid to the NEOs to the extent that the Compensation Committee believes that doing so is in the best interests of the Company. Consequently, in determining which compensation elements are to be paid to our executives, and how they are weighted, the Committee intends to take into account whether a particular form of compensation will be deductible under Section 162(m). In addition, the Company's 2007 Incentive Award Plan has been designed to permit the Committee to grant stock options and other awards which will qualify as "performance-based compensation" under Section 162(m), and the Company's Performance Bonus Plan has also been designed to permit the annual incentive compensation grants made to executives to qualify as "performance-based compensation" under Section 162(m). The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effective. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be fully deductible under all circumstances.

        While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation for each of fiscal years 2012, 2011 and 2010 earned by our principal executive officer, principal financial officer, the three other highest paid executive officers, including one new executive officer who was one of the three most highly compensated executive officers during fiscal year 2012 and one executive officer who was not one of the three most highly compensated executive officers during fiscal 2011or 2010 but is now one of the three most highly compensated executive officers during fiscal 2012. We refer to these executive officers as our NEOs.

Name and Principal Position	Year	Salary ($)(3)		Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Euan S. Thomson, Ph.D.,	2012	526,000		2,050	128,320	162,496	234,543	9,917	1,063,326
President and Chief Executive	2011	509,375		2,550	252,014	450,490	252,075	5,751	1,472,255
Officer	2010	500,000		—	—	719,200	400,000	3,581	1,622,781
Derek A. Bertocci,	2012	320,190		—	50,125	91,404	143,990	12,166	617,875
Senior Vice President,	2011	309,000		—	87,514	142,900	102,237	6,086	647,737
Chief Financial Officer	2010	300,000		—	—	237,328	167,700	3,385	708,413
Chris A. Raanes,	2012	378,458			150,375	304,680	172,496	6,827	1,012,836
Senior Vice President,	2011	351,216		1,000	87,514	142,900	116,292	8,407	707,329
Chief Operating Officer	2010	345,006		2,000	—	328,608	192,855	5,074	873,543
Kelly Londy,	2012	226,667	(1)	—	110,275	203,460	142,688	48,775	731,865
Senior Vice President,
Chief Commercial Officer
Darren J. Milliken	2012	256,845			27,068	52,812	88,849	4,621	430,195
Senior Vice President,
General Counsel and Corporate Secretary(2)

(1)
Ms. Londy's salary amount is pro-rated for fiscal 2012, because her employment commenced on October 1, 2011.

(2)
Mr. Milliken was not a named executive officer of the Company in fiscal 2010 or 2011.

(3)
The NEO salaries approved by the Board of Directors in September 2011 became effective on October 1, 2011.

(4)
Refers to payment of bonuses for patent inventions.

(5)
The amounts shown represent the aggregate full grant date fair value as determined in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock and stock option awards are set forth under Note 2 and Note 9 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

(6)
Fiscal 2012 amounts refer to annual cash incentive award payouts earned in fiscal 2012, which were paid in fiscal 2013; fiscal 2011 amounts refer to annual cash incentive award payouts earned in fiscal 2010, which were paid in fiscal 2012; and fiscal 2010 amounts refer to annual cash incentive award payouts earned in fiscal 2010, which were paid in fiscal 2011.

(7)
All Other Compensation consists of the following:

Name	Year	Company matching contribution to 401(k) Plan ($)	Company matching contribution to Flexible Spending Account ($)	Contributions in life insurance premiums paid by the Company ($)	Reimbursement for taxes paid on patent invention bonus ($)	Relocation Expense Reimbursement ($)(a)	Payments made upon Termination
Euan S. Thomson, Ph.D.	2012	7,781	300	824	1,012	—	—
Derek A. Bertocci	2012	11,164	300	702	—	—	—
Chris A. Raanes	2012	5,718	300	809	—	—	—
Kelly Londy(a)	2012	3,200	150	494	—	44,931	—
Darren Milliken	2012	3,757	300	564	—	—	—

(a)
Ms. Londy's Employment Letter Agreement provided that the Company would provide certain relocation assistance to Ms. Londy for her move from Michigan to California. The relocation assistance included temporary housing for up to 4 months, reimbursement of certain expenses incurred in connection with home buying trips, reimbursement of certain home sale and home purchase expenses, reimbursement of certain moving expenses, and reimbursement of travel expenses for up to three return trips to Michigan. The Company reimbursed $44,931 of such expenses in fiscal 2012.

Grants of Plan-Based Awards for Fiscal 2012

        The following table sets forth summary information regarding grants of plan-based awards made to each of our NEOs during the fiscal year ended June 30, 2012. The per share exercise price of each stock option grant was not less than the fair market value of our Company's common stock on the date of grant (which, in the case of options granted after our initial public offering, was the closing price of a share of our common stock on the NASDAQ Global Select Market on the date of grant).

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Option Awards: Number of Securities Underlying Options (#)(6)
						All Other Stock Awards: Number of Shares of Stock or Units (#)(5)				Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Date of Board Action to Grant the Award
Name	Grant Date		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Euan S. Thomson, Ph.D.	9/30/11	9/25/11	—	—	—	—		80,000		4.01	162,496
	9/30/11	9/25/11	—	—	—	32,000		—		—	128,320
	9/30/11	9/25/11	—	—	—	56,000	(8)	—		—	—	(8)
	9/30/11	9/25/11	—	—	—	56,000	(8)	—		—	—	(8)
			52,600	526,000	789,000	—		—		—	—
Derek A. Bertocci	9/30/11	9/25/11	—	—	—	—		45,000		4.01	91,404
	9/30/11	9/25/11	—	—	—	12,500		—		—	50,125
	9/30/11	9/25/11	—	—	—	18,750	(8)	—		—	—	(8)
	9/30/11	9/25/11	—	—	—	23,300	(8)	—		—	—	(8)
			20,877	208,774	313,160	—		—		—	—
Chris A. Raanes	9/30/11	9/25/11	—	—	—	—		150,000		4.01	304,680
	9/30/11	9/25/11	—	—	—	37,500		—		—	150,375
	9/30/11	9/25/11	—	—	—	56,250	(8)	—		—	—	(8)
	9/30/11	9/25/11	—	—	—	25,900	(8)	—		—	—	(8)
			24,600	245,997	368,996	—		—		—	—
Darren J. Milliken	9/30/11	9/25/11	—	—	—	—		26,000		4.01	52,811
	9/30/11	9/25/11	—	—	—	6,750		—		—	27,068
	9/30/11	9/25/11	—	—	—	10,125	(8)	—		—	—	(8)
	9/30/11	9/25/11	—	—	—	20,200	(8)	—		—	—	(8)
			12,842	128,423	192,634	—		—		—	—
Kelly Londy	11/30/11	9/25/11	—	—	—	—		100,000	(9)	4.01	203,460
	11/30/11	9/25/11	—	—	—	27,500	(10)	—		—	110,275
	11/30/11	9/25/11	—	—	—	41,250	(8)	—		—	—	(8)
			15,600	156,000	234,000	—		—		—	—

(1)
The Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns refer to the potential payouts under our Performance Bonus Plan.

(2)
This column reflects the threshold award opportunity that would have been payable to the NEOs for our fiscal year ended June 30, 2012, assuming that exactly the minimum threshold amount for each of the three performance measures under the Performance Bonus Plan is achieved, resulting in 10% funding of the Performance Bonus Plan pool. In the event of a 10% funding of the Performance Bonus Plan, each executive would be entitled to 10% of the 65% of such executive's target award amount attributable to Company performance. The calculations in this column assume a determination by our Board of Directors that each NEO achieved his or her individual qualitative performance goals such that he or she was entitled to exactly the 10% funded amount of the 35% of his or her annual cash incentive award tied to such executive's individual performance. The potential payments are, however, performance-driven and therefore entirely at risk, such that if the Company had not met any of the minimum thresholds, the Performance Bonus Plan pool would not have funded at all, and none of the NEOs would have been entitled to any incentive award.

(3)
This column shows the annual target award opportunities that were available to the NEOs for our fiscal year ended June 30, 2012, assuming that exactly the target amount for each of the three performance measures under the Performance Bonus Plan is achieved, resulting in 100% funding of the Performance Bonus Plan pool. The calculations in this column assume a determination by our Board of Directors that each NEO achieved the individual qualitative performance goals such that he was entitled to full funding of the 35% of his annual cash incentive award tied to such individual performance.

(4)
The maximum award opportunity is calculated at 150% of the target.

(5)
Unless otherwise noted, the RSU awards reflected in this column will vest in annual installments over four years from the vesting commencement date on October 1, 2011.

(6)
Unless otherwise noted, the option grants reflected in this column will vest and become exercisable in equal monthly installments over 48 months from the vesting commencement date on October 1, 2011. All options have a term of 10 years from the date of grant.

(7)
The amounts in this column represent the aggregate fair value of each award as of the date it was granted, as determined in accordance with FASB ASC Topic 718.

(8)
These awards are granted as Performance Stock Units, which will fully vest based on the achievement of certain pre-determined goals by the end of a specified performance period. As of June 30, 2012, we did not believe that the pre-determined goals would be met within the performance period and hence have not accrued for these awards in our financials in accordance with relevant accounting guidance. In the event that the performance goals are not met, the PSUs will be automatically forfeited on the last day of the performance period. .

(9)
Ms. Londy's option grant has a vesting commencement date of November 30, 2011. One quarter of the award will vest and become exercisable on November 30, 2012 and the remainder will vest in equal monthly installments over 36 months. The option grant has a term of 10 years from the date of grant.

(10)
Ms. Londy's RSU award will vest in annual installments over four years beginning on the vesting commencement date of November 30, 2011.

Outstanding Equity Awards at Fiscal 2012 Year-End

        The following table sets forth for our NEOs the exercisable and unexercisable options and other stock awards held by them as of June 30, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Euan S. Thomson, Ph.D	24,167		—		0.75	7/09/2013	28,725	(1)	195,761
	322,101		—		0.75	8/27/2013	32,000	(2)	218,080
	17,500		—		1.40	3/16/2014				56,000	(3)	381,640
	210,500		—		2.50	8/10/2014				56,000	(3)	381,640
	40,000		—		3.50	5/12/2015	—		—
	158,000		—		4.38	11/7/2015	—		—
	40,000		—		6.73	4/5/2016	—		—
	300,000		—		9.50	8/23/2016	—		—
	40,000		—		28.47	8/31/2017	—		—
	135,000		—		13.83	8/31/2017	—		—
	40,000		—		10.36	2/28/2018	—		—
	137,083	(4)	2,917	(4)	8.25	8/29/2018	—		—
	34,167	(5)	5,833	(5)	4.67	2/27/2019	—		—
	106,667	(6)	53,333	(6)	6.41	8/31/2019	—		—
	24,167	(7)	15,833	(7)	5.94	1/29/2020	—		—
	31,250	(8)	43,750	(8)	6.58	8/31/2020	—		—
	14,167	(9)	25,833	(9)	8.56	1/31/2021	—		—
	13,333	(10)	66,667	(10)	4.01	9/30/2021
Derek A. Bertocci	234,896	(11)	40,104	(11)	4.67	2/27/2019	9,975	(12)	67,980	18,750	(3)	127,781
	43,333	(13)	21,667	(13)	6.41	8/31/2019	12,500	(14)	85,188	25,300	(3)	172,420
	16,667	(15)	23,333	(15)	6.58	8/31/2020
	7,500	(16)	37,500	(16)	4.01	9/30/2021
Chris A. Raanes	58,000		—		0.75	12/2/2012	9,975	(17)	67,980	56,250	(3)	383,344
	86,000		—		2.50	8/10/2014	37,500	(18)	255,563	25,900	(3)	176,509
	60,000		—		4.38	11/7/2015	56,250	(3)
	100,000		—		9.50	8/23/2016
	60,000		—		13.83	8/31/2017	—		—
	83,229	(19)	1,771	(19)	8.25	8/29/2018	—		—
	60,000	(20)	30,000	(20)	6.41	8/31/2019	—		—
	16,667	(21)	23,333	(21)	6.58	8/31/2020	—		—
	25,000	(22)	125,000	(22)	4.01	9/30/2021
Darren J. Milliken	9,000		—		1.75	5/18/2014	750	(23)	—	10,125	(3)	69,002
	1,275		—		15.22	12/31/2017	4,500	(24)	—	20,200	(3)	137,663
	11,225		—		9.52	1/31/2017	6,750	(25)	—
	13,750	(26)	1,250	(26)	6.32	10/31/2018			—
	19,271	(27)	5,729	(27)	6.16	5/29/2019			—
	15,417	(28)	4,583	(28)	6.41	8/31/2019
	10,000	(29)	5,000	(29)	6.41	8/31/2019
	7,500	(30)	10,500	(30)	6.58	8/31/2020
	4,333	(31)	21,667	(31)	4.01	9/30/2021
Kelly Londy	—	(32)	100,000	(32)	4.01	11/30/21	27,500	(33)	187,413	41,250	(3)	281,119

(1)
9,575 shares (or 25% of the award) vest annually until fully vested on October 1, 2014.

(2)
8,000 shares (or 25% of the award) vest annually until fully vested on October 1, 2015.

(3)
The PSU award will vest in full around June 30, 2013 if specified performance goals are met and certified.

(4)
Fully vested as of July 1, 2012.

(5)
833 shares (or 1/48th of the award) vest monthly until fully vested on January 2, 2013.

(6)
3,333 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2013.

(7)
833 shares (or 1/48th of the award) vest monthly until fully vested on January 5, 2014.

(8)
1,562 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2014.

(9)
833 shares (or 1/48th of the award) vest monthly until fully vested on January 3, 2015.

(10)
1,666 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2015.

(11)
68,750 shares (or 25% of the total award) vested on January 1, 2010. Thereafter, 5,729 shares (or1/48th of the total award) vest monthly until fully vested on January 1, 2013.

(12)
3,325 shares (or 25% of the award) vest annually until fully vested on October 1, 2014.

(13)
1,354 shares (or 1/48th of the award) vest of the 1st of each month until fully vested on October 1, 2013.

(14)
3,125 shares (or 25% of the award) vest annually until fully vested on October 1, 2015.

(15)
833 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2014.

(16)
937 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2015.

(17)
3,325 shares (or 25% of the award) vest annually until fully vested on October 1, 2014.

(18)
9,375 shares (or 25% of the RSU) vest annually until fully vested on October 1, 2015.

(19)
1,771 shares of the award vested as of July 1, 2012.

(20)
1,875 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2013.

(21)
833 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2014.

(22)
3,125 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2015.

(23)
750 shares (or 25% of the award) vest annually until fully vested on October 31, 2012.

(24)
1,500 shares (or 25% of the total award) vest annually until fully vested on October 1, 2014.

(25)
1,688 shares (or 25% of the award) vest annually until fully vested on October 1, 2015.

(26)
312 shares (or 1/48th of the award) vest monthly until fully vested on October 31, 2012.

(27)
520 shares (or 1/48th of the award) vest monthly until fully vested on May 6, 2013.

(28)
416 shares (or 1/48th of the award) vest monthly until fully vested on May 6, 2013.

(29)
312 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2013.

(30)
375 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2014.

(31)
541 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2015.

(32)
25,000 shares (or 25% of the award) vest on November 30, 2012. Thereafter, 2,083 shares (or 1/48th of the award) vest monthly until fully vested on November 30, 2015.

(33)
6,875 shares (or 25% of the award) vest annually until fully vested on November 30, 2015.

Option Exercises and Stock Vested During Fiscal 2012

        The following table reports the options exercised during the fiscal year ended June 30, 2012 and the value realized upon exercise:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Euan S. Thomson, Ph.D.	254,400	1,230,756	9,575	38,396
Derek A. Bertocci	—	—	3,325	13,333
Chris A. Raanes	57,000	229,830	5,825	33,683
Darren J. Milliken	9,000	42,800	2,250	9,015
Kelly Londy(3)	—	—	—	—

(1)
The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.

(3)
Ms. Londy's awards do not begin to vest until November 30, 2012.

Potential Payments and Benefits Upon Termination or Change in Control

        We have entered into employment letter agreements with each of our executives, including the NEOs, which, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances and in connection with a termination of employment within three months before or 12 months following a change in control of the Company.

  Termination by the Company Without Cause or by the Executive for Good Reason

        The NEOs' employment letter agreements define "Cause" as (i) commission by the NEO of a felony, (ii) commission of a crime involving moral turpitude or of any other act or omission involving dishonesty, disloyalty, breach of fiduciary duty or fraud with respect to the Company, any of its subsidiaries, or any of their suppliers or customers, (iii) violation of the Company's Code of Conduct and Ethics, (iv) violation of the Foreign Corrupt Practices Act, or (v) material failure of the NEO to perform the normal and customer duties of his or her position with the Company as reasonably directed by the Company, provided that any of the foregoing acts or omissions are not cured to the Company's reasonable satisfaction within 30 days after written notice is given to the NEO.

        The NEOs' employment letter agreements generally define "good reason" as the occurrence of any one or more of the following events without the NEO's prior written consent, unless the Company fully corrects the circumstances constituting good reason within 30 days after notice from the NEO that good reason exists: (i) a material reduction of the NEO's duties and responsibilities under the employment letter agreement, (ii) a material change in the NEO's principal workplace (a change within 35 miles of the Company's Sunnyvale corporate headquarters is not considered material), or (iii) a material reduction of the NEO's annual base salary. In order for a resignation with good reason to be effective, each NEO must provide written notice of his resignation for good reason to the Company within 30 days after the date the NEO first knows or should reasonably know of the occurrence of any of these events, and the separation date must occur not later than 75 days after the initial occurrence of the event constituting good reason.

        In the event of a termination by the Company without Cause or by an executive for good reason, the amount of the severance payments and benefits to which each such executive is entitled depends on an executive's position with the Company. For each executive other than Mr. Raanes, the Executive Vice President, Chief Operating Officer and Dr. Thomson, the Chief Executive Officer, the severance payment is equal to the sum of (a) six months of the executive's annual base salary and (b) a six month "health benefit equivalent," which is equal to twice the amount the executive would be required to pay to continue his or her group health coverage for the applicable period following the separation date, payable whether or not the executive selects COBRA. Pursuant to Mr. Raanes's employment letter agreement, his severance payment is equal to the sum of (a) eight months of his annual base salary, (b) eight months of his target annual bonus for the fiscal year in which the separation occurs, and (c) an eight month health benefit equivalent. Dr. Thomson's employment letter agreement provides for a severance payment equal to the sum of (a) 12 months of his annual base salary, (b) 100% of his target annual bonus for the fiscal year in which the separation occurs, and (c) a 12 month health benefit equivalent. Further, Dr. Thomson will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of his termination of employment.

  Termination in Connection with a Change in Control of the Company

        For each of our executive officers, these severance payments and benefits are generally larger in the event that the termination of employment occurs within three months before or 12 months following a change in control of the Company. Each of the NEOs' employment letter agreements defines "change in control" to include the following:

  •
  the direct or indirect acquisition of beneficial ownership of more than 50% of the total combined voting power of the Company's securities by a person or group of persons pursuant to a transaction or series of transactions (other than through an offering of the Company's common stock to the general public through a registration statement filed with the SEC);

  •
  during any consecutive two year period, the people who constitute the Board of Directors (together with any new director whose election by the Board or the Company's stockholders was approved by at least two thirds of the directors still in office who were directors at the beginning of the two year period or whose election was previously so approved) cease to constitute a majority of the Board of Directors;

  •
  the consummation by the Company of (i) a merger, consolidation, reorganization or business combination, (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction (a) which results in the Company's voting securities outstanding before the transaction to represent at least a majority of the combined voting power of the successor entity's outstanding voting securities and (b) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; or

  •
  the Company's stockholders approve a liquidation or dissolution of the Company.

        For each of our executives, including the NEOs, in the event of a termination of employment within three months before or 12 months following a change in control, the severance payment will include amounts equal to the following:

  •
  24 months of the executive's annual base salary;

  •
  200% of the executive's target annual bonus for the fiscal year in which the termination occurs; and

  •
  a 24 month health benefit equivalent.

        In addition, each executive officer will receive full and immediate vesting of all options and RSUs. The Company will also provide executive officers with outplacement assistance in accordance with the Company's then-current policies and practices with respect to outplacement assistance for other similarly situated executives of the Company.

  Section 409A of the Code

        For each NEO, the severance benefits and payments may be subject to a delay of up to six months, as necessary, to avoid the imposition of additional tax under Section 409A of the Code. In addition, if any payments or benefits payable under the letter agreement or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if the NEO will be in a more favorable after-tax position than if no such reduction was made.

  Restrictive Covenants

        In consideration for the potential receipt of payments and benefits upon termination of employment or in connection with a change in control of the Company, each of our executives, including the NEOs, is subject to compliance with certain restrictive covenants as set forth in their individual employment letter agreements. Generally, these covenants prohibit our executives from disclosing our proprietary or confidential information during their employment with the Company and thereafter, soliciting any of our employees to leave employment with the Company or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with the Company and for one year thereafter, and from competing with the Company for the duration of their employment. In addition, any payments and benefits are conditioned upon an executive entering into a general release of claims in favor of the Company.

  Section 4999 of the Code

        If, in connection with a change in control of the Company, any payments or benefits payable to our executives, including the NEOs, would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the executive will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our executives, and mitigates any potential personal bias against a potential corporate transaction.

  Other Information

        The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our executives, including the NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our executive officers' total direct compensation for a specific year.

  Potential Payments to our NEOs on Termination of Employment

        The tables below reflect potential payments to our NEOs in the event of a termination of employment or a change in control of our Company, based on the terms of employment agreements in effect as of June 29, 2012. The amounts shown assume that the termination or change in control, as applicable, occurred on June 29, 2012, the last business day of our last fiscal year. The amounts set forth in the table below represent our reasonable estimates of the amounts that would be paid to the NEOs upon their termination or a change in control, but exclude (a) any accrued amounts payable to them through the date of separation (including any earned but unpaid bonus) and (b) the value of any stock awards or option awards that vested on or before June 29, 2012. The actual amounts to be paid can only be determined at the time of the Named Executive Officers' separation from our Company or upon the occurrence of a change in control.

        The value of the option and restricted stock unit vesting acceleration was calculated based on the assumption that the change in control and the executive's employment termination occurred on June 29, 2012. The closing price of our stock on the NASDAQ Global Select Market as of June 29, 2012 was $6.82 per share, which was used as the value of our stock for purpose of these calculations. The value of the vesting acceleration was calculated by multiplying the number of accelerated option shares and common stock as of June 29, 2012 by the spread between the closing price of our stock as of June 29, 2012 and the exercise price for such unvested option shares and common stock. The values reflected also assume that the payments and benefits to the NEOs are not reduced by virtue of the provisions in the employment letter agreements relating to Section 4999 of the Code.

Euan S. Thomson, Ph.D.

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason within 3 months before or 12 months following a Change in Control ($)
Base Salary Severance	530,500	1,061,000
Target Bonus	530,500	1,061,000
Health Benefit Equivalent	49,333	98,666
Options Acceleration	97,968	245,248
Stock Acceleration	—	413,841
Total	$1,208,301	$2,879,755

Derek A. Bertocci

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason within 3 months before or 12 months Following a Change in Control ($)
Base Salary Severance	161,460	645,840
Target Bonus	—	419,796
Health Benefit Equivalent	16,361	65,443
Options Acceleration	—	205,469
Stock Acceleration	—	153,167
Total	$177,821	$1,489,715

Chris A. Raanes

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Within 3 months before or 12 months Following a Change in Control ($)
Base Salary Severance	257,899	773,696
Target Bonus	167,634	502,902
Health Benefit Equivalent	32,889	98,666
Options Acceleration	—	368,258
Stock Acceleration	—	323,542
Total	$543,093	$2,056,157

Darren J. Milliken

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Within 3 months before or 12 months Following a Change in Control ($)
Base Salary Severance	129,518	518,070
Target Bonus	—	259,035
Health Benefit Equivalent	8,867	35,466
Options Acceleration	—	71,496
Stock Acceleration	—	81,780
Total	$138,385	$965,847

Kelly Londy

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Within 3 months before or 12 months Following a Change in Control ($)
Base Salary Severance	160,000	640,000
Target Bonus	—	416,000
Health Benefit Equivalent	24,667	98,666
Options Acceleration	—	280,500
Stock Acceleration	—	187,413
Total	$184,667	$1,622,579

Eric Pauwels

        Mr. Pauwels terminated his employment as Senior Vice President, Chief Marketing Officer effective as of September 20, 2011. We did not provide any severance payments or benefits to him in connection with his termination.

 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Summary Compensation Table for Fiscal 2012

        The following table sets forth summary information concerning the compensation earned by our non-employee directors for their service during fiscal 2012.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Louis J. Lavigne, Jr.	99,500		120,000	—	—	219,500
Elizabeth Dávila	81,500		120,000	—	—	201,500
Jack Goldstein, Ph.D.	49,750		120,000	—	—	169,750
Robert S. Weiss	62,250		120,000	—	—	182,250
Dennis Winger	49,250		120,000	—	—	169,250
Wayne Wu	42,250		120,000	—	—	162,250
Richard Pettingill	5,833	(2)		35,370	—	41,203
Peter S. Fine(3)	22,750		—	—	—	22,750

(1)
The amounts reflected in this column represent the grant date fair value for financial statement purposes for the fiscal year ended June 30, 2012 associated with the stock options granted in fiscal 2012, measured in accordance with FASB ASC Topic 718. See Note 2 and 9 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for a discussion of how all assumptions made by us are derived in determining the FASB ASC Topic 718 values of our equity awards. The following table provides additional information regarding each of the option and RSU awards made to the individuals who served as non-employee directors of the Company in fiscal 2012, as well as options and RSUs held by them at the end of fiscal 2012.

(2)
This amount represents pro-rated fees paid to Mr. Pettingill for service as a member of the Board of Directors beginning May 2012.

(3)
Mr. Fine resigned from the Board of Directors effective December 31, 2011.

Name	Grant Date	Option Awards Granted during fiscal 2012	Outstanding Option Awards at June 30, 2012	RSU Awards Granted during fiscal 2012	Outstanding RSU Awards at June 30, 2012
Louis J. Lavigne. Jr.	—	—	36,896
	November 30, 2011	—	—	29,925	29,925
Elizabeth Dávila	—	—	90,424
	November 30, 2010	—	—	29,925	29,925
Richard Pettingill	May 31, 2011	11,164	11,164	29,925	29,925
Jack Goldstein, Ph.D.	—	—	19,000
	November 30, 2011	—	—	29,925	29,925
Robert S. Weiss	—	—	178,424
	November 30, 2011	—	—	29,925	29,925
Dennis Winger	—	—	56,795
	November 30, 2011	—	—	29,925	29,925
Wayne Wu	—	—	178,424
	November 30, 2011	—	—	29,925	29,925
Peter Fine(1)		—	—	—	—

(1)
Mr. Fine resigned from the Board of Directors effective December 31, 2011 and his November 30, 2011 RSU award was cancelled as of that date and all option awards were unvested and cancelled.

Director Cash Compensation

        Effective November 2011, each non-employee director received an annual cash retainer of $35,000 per year, paid quarterly, an increase of $5,000 from the prior year. In addition, Mr. Lavigne, received an annual cash retainer of $45,000, paid quarterly for serving as Chairperson of our Board of Directors, and Ms. Dávila received an annual cash retainer of $10,000, paid quarterly, for serving as the Vice Chairperson of our Board of Directors. Directors who served on the standing committees of our Board of Directors and the chairperson of each such committee received an additional annual cash retainer as follows:

Committee	Chairperson retainer ($)	Member retainer ($)	Number of meetings covered
Audit Committee	$20,000	$10,000	8
Compensation Committee	10,000	5,000	6
Nominating and Corporate Governance Committee	5,000	3,000	4

        For meetings of standing committees in excess of the number set forth above, and for each Board meeting in excess of four, each director, including the chairperson, received $1,000 per meeting attended in-person and $500 per meeting attended telephonically.

        In addition to the foregoing, all of our directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board of Directors and committees of our Board of Directors. Employee directors are not compensated for board services in addition to their regular employee compensation.

Non-Employee Director Equity Compensation

        Pursuant to guidelines for annual option grants adopted by our Board of Directors in November 2010 and affirmed in November 2011, each of our non-employee directors receives an annual RSU grant equal to the number of shares of our common stock obtained by dividing $120,000 by the fair market value (as of the date of grant) of one share of our common stock, such RSUs to be granted on the last day of the month in which our annual meeting of stockholders occurs, with a vesting commencement date of the date of the annual meeting. On November 30, 2011, each then-current director was granted an RSU award covering 29,925 shares of the Company's common stock under the 2007 Incentive Award Plan, with a vesting commencement date of November 18, 2011. The annual RSU grants vest in full on the first anniversary of the vesting commencement date. We expect to make an annual option grant to each of our continuing directors in accordance with these guidelines on approximately November 30, 2012. Peter Fine resigned from the Board of Directors effective December 31, 2011, and his November 30, 2011 award was cancelled as of that date.

        The November 2010 guidelines adopted by our Board of Directors also provide that upon initial appointment to our Board of Directors, a non-employee director will receive an option grant equal to the number of shares of our common stock obtained by dividing $70,000 by the fair market value (as of the date of grant) of one share of our common stock, at a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. Initial option grants will vest in full on the first anniversary of the vesting commencement date. The vesting commencement date for initial option grants is the date of appointment of the new director, and the grant date is the last day of the month in which the director is appointed. Vesting of options would be accelerated in full in the event of a change in control of our Company. On May 31, 2012, Richard Pettingill was granted an option to purchase 11,164 shares of the Company's common stock under the 2007 Incentive Award Plan at an exercise price of $6.27 and with a vesting commencement date of May 11, 2012, which was Mr. Pettingill's first day as a director.

        No additional option or RSU grants are provided for committee membership or for serving as the chairperson of a committee.

        The Amended and Restated Corporate Governance Guidelines adopted by our Board of Directors in March 2012 require non-employee directors of the Company to own the number of shares having a value equal to at least three times the non-employee director's regular annual cash board retainer.

        Non-employee directors have five years from the later of July 1, 2010 and the date of election or appointment to attain the foregoing ownership levels. The Company expects each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any Company options and/or (ii) taxes), until the foregoing ownership levels are achieved. All of the non-employee directors who have served in that capacity for at least one year are in compliance with the ownership levels provided in the Amended and Restated Corporate Governance Guidelines or are on track to be in compliance within the time period provided by the guidelines.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth as of June 30, 2012 certain information regarding our equity compensation plans. All of our equity compensation plans have been approved by our security holders.

	A		B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and Rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	9,338,108	(2)(3)	$6.62	3,467,398	(4)
Equity compensation plans not approved by security holders	—		—	—

Total	9,338,108	(2)(3)	$6.62	3,467,398	(4)

(1)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.

(2)
Includes 4,946,468 shares subject to outstanding stock options, 1,209,106 shares subject to outstanding RSU awards and 888,529 shares subject to outstanding performance stock units all under our 2007 Incentive Award Plan and 2,294,005 shares subject to outstanding stock options under the our 1998 Stock Option Plan.

(3)
This table does not include equity awards that have been assumed by the Company in connection with the acquisition of TomoTherapy Incorporated. As of June 30, 2012, an additional 632,127 shares of the Company's common stock were subject to outstanding stock options under TomoTherapy's 2000 Stock Option Plan, 2002 Stock Option Plan and 2007 Equity Incentive Plan (with a weighted average exercise price of $11.46 per share). Shares issued in respect of these assumed awards do not count against the share limits of the 2007 Incentive Award Plan. The Company does not grant additional awards under such plans.

(4)
Includes 2,318,010 shares available for future issuance under the 2007 Incentive Award Plan and 1,149,388 shares reserved for issuance under the Company's 2007 Employee Stock Purchase Plan ("ESPP").

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table presents information as to the beneficial ownership of our common stock as of July 31, 2012 by:

  •
  Each of our NEOs;

  •
  Each of our current directors;

  •
  All of our current directors and executive officers as a group; and

  •
  Each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable, or exercisable within 60 days of July 31, 2012, are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089.

        This table lists applicable percentage ownership based on 71,961,105 shares of common stock outstanding as of July 31, 2012.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Primecap Management Company(1)	7,998,000	11.1
225 South Lake Ave., #400 Pasadena, CA 91101
Heartland Advisors, Inc.(2)	7,528,572	10.5
789 North Water Street Milwaukee, WI 53202
Passport Special Opportunities Master Fund, LP(3)	5,000,000	6.9
c/o Passport Capital 30 Hotaling Place, Suite 300 San Francisco, CA 94111
Blackrock, Inc.(4)	3,835,256	5.3
40 East 52nd Street New York, NY 10022
Larry Feinberg/Oracle(5)	3,721,250	5.2
200 Greenwich Avenue, 3rd Floor Greenwich, CT 06830
Executive Officers and Directors
Euan S. Thomson, Ph.D.(6)	1,921,612	2.6
Derek A. Bertocci(7)	356,993	*
Chris A. Raanes(8)	704,448	1.0
Theresa L. Dadone(9)	186,529	*
Darren J. Milliken(10)	99,026	*
Kelly Londy(11)	0	*
Wayne Wu(12)	905,080	1.3
Elizabeth Dávila(13)	108,425	*
Robert S. Weiss(14)	295,425	*
Dennis Winger(15)	73,796	*
Louis J. Lavigne, Jr.(16)	73,796	*
Jack Goldstein, Ph.D.(17)	36,734	*
Peter S. Fine(18)	21,067	*
Richard R. Pettingill(19)	0	*
All executive officers and directors as a group (14 persons)	4,782,931	6.4

*
Less than 1%.

(1)
Based upon a Schedule 13G/A filed with the SEC on Febraury 13, 2012. Primecap Management Company has sole power to vote 6,086,900 of these shares and sole power to dispose of all of these shares.

(2)
Based upon a Schedule 13G/A filed with the SEC on February 13, 2012. Heartland Advisors, Inc., or Heartland, an investment adviser registered with the SEC, and William J. Nasgovitz, President and control person of Heartland, share voting power as to 7,246,428 shares and dispositive power as to all of these shares. All of these shares may be deemed beneficially owned by both Heartland and Mr. Nasgovitz, by virtue of his control of Heartland. Mr. Nasgovitz disclaims beneficial ownership with respect to all of the shares over which they share voting and dispositive power.

(3)
Based upon a Schedule 13G filed with the SEC on February 15, 2012. Passport Special Opportunities Master Fund, LP, and Passport Plus, LLC, Passport Capital, LLC (together, the "Passport Entities") and John Burbank, the sole managing member of Passport Capital which serves as investment manager to the Passport Entities, share voting power and dispositive power as to all of these shares. All of these shares may be deemed beneficially owned by both the Passport Entities and Mr. Burbank.

(4)
Based upon a Schedule 13G filed with the SEC on February 9, 2012. Blackrock, Inc., a parent holding company, has sole power to vote and dispose of all of these shares.

(5)
Based upon on a Schedule 13G filed with the SEC on February 9, 2012, reporting beneficial ownership as of February 1, 2012. According to the Schedule 13G, Larry N. Feinberg has shared voting and dispositive power over 3,696,250 shares and sole voting and dispositive power over 25,000 shares. Oracle Associates, LLC ("Oracle Associates") reports shared voting and dispositive power with respect to 2,866,550 shares; Oracle Investment Management, Inc. (the "Investment Manager") reports shared voting and dispositive power with respect to 685,200 shares; Oracle Institutional Partners, LP reports shared voting and dispositive power with respect to 339,100 shares; Oracle Offshore Limited reports shared voting and dispositive power with respect to 38,000 shares; Oracle Ten Fund Master, LP reports shared voting and dispositive power with respect to 647,200 shares; Oracle Investment Management Inc. Employees' Retirement Plan reports shared voting and dispositive power with respect to 119,500 shares and the Feinberg Family Foundation (the "Foundation") reports shared voting and dispositive power with respect to 25,000 shares. Each of Oracle Associates and the Investment Manager may exercise investment discretion over holdings of the other funds and/or accounts (collectively, the "Oracle Funds"). Mr. Feinberg serves as the senior managing member of Oracle Associates, is the sole shareholder and president of the Investment Manager and is the trustee of the Foundation. Mr. Feinberg may be deemed to indirectly beneficially own the shares of common stock, by virtue of the foregoing relationships, which are directly owned by Oracle Associates, the Investment Manager, the Foundation and the Oracle Funds, as applicable.

(6)
Amount shown includes 1,691,308 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012. Amount shown also includes 230,304 shares held by the Thomson Family 2006 Trust.

(7)
Amount shown includes 328,959 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012.

(8)
Amount shown includes 568,167 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012.

(9)
Amount shown includes 162,875 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012. Includes 1,000 shares held by the Carlsted Revocable Living Trust.

(10)
Amount shown includes 98,896 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012.

(11)
Ms. Londy does not have any shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012.

(12)
Amount shown includes 175,358 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012. Amount shown also includes 146,580 shares held by Mr. Wu's spouse and 4,000 shares by Mr. Wu's children. Mr. Wu disclaims beneficial ownership of shares held by his spouse, except to the extent of his pecuniary interest therein.

(13)
Amount shown includes 87,358 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012. Includes 21,067 shares held by The Dávila Family Trust, with respect to which Ms. Dávila has shared voting rights with her spouse.

(14)
Amount shown includes 175,358 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012.

(15)
Amount shown includes 53,729 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012.

(16)
Amount shown includes 33,830 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012.

(17)
Amount shown includes 15,667 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012.

(18)
All stock options were unvested and cancelled upon Mr. Fine's resignation from the Board effective December 31, 2011.

(19)
Mr. Pettingill does not have any shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.

        Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2012, with the exception of a Form 3 for Ms. Londy, which was filed late on November 8, 2011, a Form 4 for Ms. Dadone, which was filed late on December 22, 2011, and a Form 4 for Mr. Pettingill, which was filed late on June 20, 2012 all Section 16(a) reports were timely filed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

        Our Board of Directors consists of eight directors prior to the Annual Meeting. Following the Annual Meeting, the Board of Directors will consist of seven directors and one vacancy, as Wayne Wu was not renominated to be a member of the Board of Directors. Our Board of Directors has determined that each of our current directors other than Euan S. Thomson, Ph.D., our President and Chief Executive Officer, are independent under the director independence standards of the NASDAQ Stock Market.

Board Leadership Structure

        Our Board of Directors has a general policy that the positions of Chairperson of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board of Directors' oversight of management and to allow our Chief Executive Officer to focus on managing his day-to-day responsibilities to our Company. This policy is reflected in the Corporate Governance Guidelines amended and restated by our Board of Directors in March 2012. The Board of Directors believes that there may be advantages to having an independent chairperson for matters such as communications and relations between the Board of Directors, the CEO, and other senior management; in assisting the Board of Directors in reaching consensus on particular strategies and policies and in facilitating robust director, Board and CEO evaluation processes. Our Chief Executive Officer serves as a member of the Board of Directors, and the remaining board members, including Louis J. Lavigne, Jr., our current Chairperson of the Board, and Elizabeth Dávila, our Vice Chairperson of the Board, are independent.

        The Corporate Governance Guidelines provide that the Board of Directors may consider having one person fill both the roles of Chief Executive Officer and Chairperson of the Board. In making such a determination, the Board of Directors should consider factors that include, but are not limited to, the size of the Company's business, the composition of the Board, of Directors candidates for Board of Directors seats, applicable regulations and the Company's succession planning goals. In the event the Board of Directors determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of the Board is otherwise not independent, then the Corporate Governance Guidelines provide that the Board of Directors shall appoint a Lead Independent Director who shall lead executive sessions.

Majority Voting

        Effective August 23, 2011, we amended our Bylaws to provide for a majority voting standard in the election of directors in uncontested elections and our Corporate Governance Guidelines to require all director nominees to submit their resignations to the Board of Directors, which resignations are contingent upon (1) their not receiving a majority of votes cast in uncontested elections and (2) the Board of Directors accepting the resignation.

Board Oversight of Risk

        The Board of Directors, as a whole and through the various committees of the Board of Directors, oversees the Company's risk management process, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board of Directors' approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

        Board of Directors committees consider risks within their respective areas of oversight responsibility and the respective committee chairs advise the Board of Directors of any significant risks and management's response via periodic committee reports to the full Board of Directors. In particular, the Audit Committee focuses on financial and accounting risk, including internal controls. The Compensation Committee considers risks relating to the Company's compensation programs and policies. The Nominating and Corporate Governance considers risks relating to the Company's corporate governance.

        While the Board of Directors oversees risk management, the Company's management is charged with managing risk on a day-to-day basis. The Company has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with the Board of Directors. These processes include an enterprise risk management program, a management risk committee chaired by our General Counsel, quarterly management disclosure committee meetings, Codes of Conduct and Ethics, and a strong compliance program.

        The results of the compensation risk assessment described above under Compensation Risk Consideration will be reported back to the management risk committee for ongoing monitoring. The management risk committee will report developments with respect to compensation and other risks to the full Board of Directors, in accordance with the Company's enterprise risk management program.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board of Directors may also create various ad hoc committees for special purposes. A copy of the charter for each such standing committee can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

        The current membership of each of the three standing committees of our Board of Directors, as well as the number of meetings and actions by written consent of each such committee during the fiscal year ended June 30, 2012, is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Louis J. Lavigne, Jr.		Chairperson
Elizabeth Dávila	Member	Member
Jack Goldstein, Ph.D.		Member	Chairperson
Robert S. Weiss	Chairperson		Member
Dennis L. Winger	Member
Wayne Wu			Member
Richard R. Pettingill			Member
Number of meetings	7	15	3
Number of actions by written consent	4	6	1

        Dr. Thomson is not a member of any committee of our Board of Directors.

Audit Committee

        The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors' qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the Audit Committee charter and the committee's performance.

        The members of the Audit Committee during fiscal 2012 were Mr. Weiss, the chairperson of the committee, Ms. Dávila, Mr. Winger, and Mr. Fine, until his resignation from the Board of Directors effective December 31, 2011. All members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Messrs. Weiss and Winger are audit committee financial experts as defined under the applicable rules of the SEC and each has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of the Audit Committee is independent as defined under the applicable rules and regulations of the SEC and NASDAQ.

Compensation Committee

        The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans (other than awards granted to non-employee members of our Board of Directors). The 2007 Equity Incentive Plan permits delegation by the Committee to a committee of one or more members of the Board of Directors or one or more officers of the Company the authority to grant or amend awards to participants under the plan other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees under Section 162(m) of the Code, or (c) officers of the Company (or members of the Board of Directors) to whom authority to grant or amend Awards has been delegated thereunder. The Committee may at any time rescind the authority so delegated or appoint a new delegate. Effective as of July 1, 2010, the Compensation Committee delegated the authority to grant routine stock options and other awards under our stock plans (other than awards granted to employees who report directly to the Chief Executive Officer) to our Chief Executive Officer and Chief Financial Officer, collectively, within guidelines determined by the Compensation Committee, to newly hired employees of the Company, and effective March 25, 2011, the Compensation Committee delegated the authority to grant routine stock options and other awards made to employees of the Company (other than awards granted to employees above the director level) under our stock plans to our Chief Executive Officer and Chief Financial Officer, collectively, within guidelines determined by the compensation committee, for the purpose of promotion or special recognition. The Compensation Committee also reviews and recommends policies relating to the compensation of non-employee directors. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.

        The members of the Compensation Committee during fiscal 2012 were Mr. Lavigne, the chairperson of the Committee, Ms. Dávila and Dr. Goldstein. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service.

Compensation Risk Consideration

        During fiscal 2012, at the direction of our Compensation Committee, Compensia, with the assistance of our management, conducted a review of the Company's compensation policies and practices and their respective risk profiles. Compensia presented the findings to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

        In making this determination, the Compensation Committee considered our pay mix, our base salaries, and the attributes of our variable compensation programs including our annual bonus plan, our equity programs, and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our bonus plan, a sales compensation committee, a recoupment policy and other internal business and operational approval processes.

        The Compensation Committee believes that the design of our compensation programs as outlined in the "Compensation Discussion and Analysis" section above places emphasis on long-term incentives and competitive base salaries, while a portion of the total annual compensation is tied to short-term performance in the form of an annual bonus. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executives' motivations for the Company's long-term success, including stock price performance.

        As described below under "Board Oversight of Risk", the Company has implemented an enterprise risk management program and a management risk committee chaired by our General Counsel. The results of the foregoing compensation risk assessment will be reported back to the management risk committee for ongoing monitoring. The management risk committee will report developments with respect to compensation and other risks to the full Board of Directors, in accordance with the Company's enterprise risk management program.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our board. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our board concerning governance matters and for overseeing the performance evaluations of the members of our Board of Directors.

        The members of the Nominating and Corporate Governance Committee during fiscal 2012 were Ms. Dávila, the chairperson of the committee, Mr. Lavigne, Mr. Weiss and Mr. Wu. Effective July 1, 2012, the Board approved revisions to the membership of this committee, such that the members of the committee are Dr. Goldstein, the chairperson, Mr. Pettingill, Mr. Weiss and Mr. Wu. Each of the foregoing members of the Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ.

Meetings Attended by Directors

        Our Board of Directors held a total of 10 meetings and acted by unanimous written consent seven times during our fiscal year ended June 30, 2012. During fiscal 2012, all of our directors attended at least 75% of the total number of meetings held by our Board of Directors and each of the committee(s) of our Board of Directors on which he or she served during the period for which he or she was a director. Each Board of Directors meeting was chaired by the Chairperson of our Board, who is independent.

        The independent directors hold meetings on a periodic basis. During our fiscal year ended June 30, 2012, the independent directors held 6such meetings. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board of Directors. The independent directors may also meet at such other times as they deem necessary or appropriate.

        Pursuant to our Amended and Restated Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. All then-current directors, attended our 2011 annual meeting of stockholders.

Consideration of Director Nominees

        Stockholder Nominations and Recommendations.    The policy of the Nominating and Corporate Governance Committee is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board of Directors. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the "Nomination of Director Candidates" section of this Proxy Statement.

        Director Qualifications.    The Nominating and Corporate Governance Committee believes that the members of our Board of Directors should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Committee may consider the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of market, finance and other elements relevant to the success of a publicly traded company; (iii) experience in our industry and with relevant social policy concerns; (iv) prior experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

        Identifying and Evaluating Director Nominees.    Candidates for nomination to our Board of Directors typically come to the attention of our Board of Directors through professional search firms, although they may also be suggested by existing directors or executive officers, stockholders or other persons. Since we became a public company, we have engaged Spencer Stuart and Russell Reynolds, each a professional search firm, to help us identify suitable Board of Directors nominees. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee's attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the qualifications of the candidates, the Committee considers many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and the Board should see that the Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare, and age diversity. The Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board's annual self-assessment process. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.

Code of Conduct and Ethics

        We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

Compensation Committee Interlocks and Insider Participation

        None of Messrs. Lavigne or Goldstein or Ms. Dávila, the members of the Compensation Committee during fiscal 2012, has at any time been one of our executive officers or employees. None of our executive officers, other than the CEO, currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Stockholder Communications

        We have established a process by which stockholders may send communications to our Board of Directors, any committee of our Board of Directors or any individual director, including non-employee directors. Stockholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089. The Secretary will forward correspondence to our Board of Directors, one of the committees of our Board of Directors or an individual director, as the case may be, or, if the Secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

EXECUTIVE OFFICERS

        Set forth below is certain information regarding each of our executive officers as of July 31, 2012.

Name	Age	Position(s)
Euan S. Thomson, Ph.D.	49	President, Chief Executive Officer and Director
Derek A. Bertocci	58	Senior Vice President, Chief Financial Officer
Chris A. Raanes	47	Executive Vice President, Chief Operating Officer
Kelly Londy	45	Senior Vice President, Chief Commercial Officer
Darren J. Milliken	42	Senior Vice President, General Counsel and Corporate Secretary
Theresa L. Dadone	58	Senior Vice President, Human Resources

        Further information with respect to Dr. Thomson is provided above under "Proposal One—Election of Directors."

        Derek A. Bertocci has served as our Senior Vice President, Chief Financial Officer since January 1, 2009. From October 2006 through December 2008, Mr. Bertocci served as the Chief Financial Officer of BioForm Medical, Inc., a publicly traded medical aesthetics company, and added the title of corporate secretary in July 2007. From June 2005 to July 2006, he was Chief Financial Officer of Laserscope, a publicly traded provider of lasers and fiber optic devices for urology and aesthetic surgery. From March 2004 to May 2005, Mr. Bertocci served as Chief Financial Officer of VISX Incorporated, a publicly traded provider of systems for laser vision correction surgery. From 1998 to March 2004, Mr. Bertocci served as Vice President and Controller of VISX. Mr. Bertocci earned his Certified Public Accountant certification while working for PricewaterhouseCoopers. Mr. Bertocci holds a B.A. from Stanford University in Stanford, California and an M.B.A. from the University of Southern California, Los Angeles, California.

        Chris A. Raanes served as our Senior Vice President, Chief Operating Officer from September 2002 to July 2011, when he was promoted to Executive Vice President, Chief Operating Officer. Between March 2002 and September 2002, Mr. Raanes was attending to personal matters. From December 1999 to March 2002, Mr. Raanes served as Vice President and General Manager of Digital Imaging for PerkinElmer Optoelectronics, a business unit of PerkinElmer, Inc., that provided a broad portfolio of imaging products including x-ray, ultraviolet, visible and infra red detectors for use in medical, military, commercial and industrial applications. From December 1998 to December 1999, Mr. Raanes was the General Manager of Amorphous Silicon, a business unit of PerkinElmer, Inc., that provided digital x-ray detectors and cameras for medical and industrial applications. From July 1992 to December 1998, Mr. Raanes held a number of positions, including President and General Manager of EG&G Reticon, a subsidiary of a predecessor to PerkinElmer. Mr. Raanes holds a B.S. and an M.S., each in Electrical Engineering, from the Massachusetts Institute of Technology in Boston, Massachusetts.

        Kelly Londy joined us as Senior Vice President and Chief Commercial Officer in October 2011. From August 2009 to September 2011 Ms. Londy served as Vice President and General Manager of Molecular Imaging, at GE Healthcare North America, where she optimized multi-business strategy with a focus on value proposition for improved cost, quality and access to new technologies. From July 2002 to August 2009, she held roles in Marketing, Executive Account Management and as a product specialist in the MR and Women's Health businesses at GE. Prior to that, from July 2002 to August 2009, Ms. Londy served as Vice President and General Manager at Philips Healthcare North America, where she held multiple leadership roles. Londy began her career as a radiographer and manager at the University of Michigan. Ms. Londy holds a degree in Radiologic Technology from Washtenaw College in Ypsilanti, Michigan and a BBA from Cleary University in Ypsilanti, Michigan where she graduated Suma Cum Laude.

        Darren J. Milliken has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2009. Mr. Milliken first joined us as Assistant General Counsel in April 2004, and served as our Interim General Counsel from September 2008 until May 2009. From September 2003 to April 2004, Mr. Milliken served as Senior Corporate & Intellectual Property Counsel at Sanmina-SCI Corporation, a publicly held global electronics manufacturing services company that serves original equipment manufacturers in technology-related industries such as medical devices, communications and computer hardware. From May 2000 to June 2003, Mr. Milliken served in multiple positions at Voyan Technology, a privately-held company that delivers signal processing and equipment control solutions, including Senior Intellectual Property Counsel, Associate/General Counsel and Director of Human Resources. From September 1995 to May 2000, Mr. Milliken was an associate at the law firm of Blakely Sokoloff Taylor & Zafman LLP. Mr. Milliken holds a B.A. in Physics from Washington & Jefferson College in Washington, Pennsylvania and a J.D. from Santa Clara University in Santa Clara, California.

        Theresa L. Dadone joined us as Senior Vice President, Human Resources in July 2007. From May 2007 to July 2007, Ms. Dadone was attending to personal matters. From February 2003 through April 2007, Ms. Dadone served in various human resources management roles, including Vice President of Human Resources at Hewlett-Packard Company. Prior to that, from January 2001 through February 2003, Ms. Dadone served as Vice President Human Resources for Propel, Inc., a web acceleration company, and as Senior Vice President, Human Resources for Healtheon/WebMD from January 1998 to January 2001. Ms. Dadone holds a B.S. degree in Clinical Psychology from San Jose State University in San Jose, California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

        During fiscal 2012, we believe that there has not been any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person's immediate family, had or will have a direct or indirect material interest. Any such transactions are required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee or another independent body of the Board of Directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are also available to the public at the SEC's website at www.sec.gov and through our website at www.accuray.com.

        We will deliver promptly upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write, e-mail or call our Investor Relations Department at Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, Attention: Thomas Rathjen, Vice President of Investor Relations, telephone: (408) 789-4458, trathjen@accuray.com.

Stockholders Sharing the Same Address

        We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.

        We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write, e-mail or call our Investor Relations Department at the contact information set forth above under "Where You Can Find Additional Information." You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled "Corporate—Investor Relations" and under the subsection "SEC Filings."

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare Shareowner Services, 480 Washington Boulevard, Jersey City NJ 07310, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future, please contact our Investor Relations Department at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Stockholder Proposals

        For a stockholder proposal to be considered for possible inclusion in our proxy statement for the annual meeting to be held in 2013, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than June 20, 2013. If, however, the date of next year's annual meeting is more than 30 days before or 30 days after the anniversary date of this year's annual meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the SEC.

        For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year's annual meeting, but that the stockholder desires to raise from the floor at the annual meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days before the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. Therefore, to be presented at our 2012 annual meeting of stockholders, such a proposal must be received by us on or after June 20, 2013 but no later than July 19, 2013. If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, the Corporate Secretary must receive the notice not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the annual meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder's notice. All stockholder proposals should be addressed to:

    Corporate Secretary
    Accuray Incorporated
    1310 Chesapeake Terrace
    Sunnyvale, California 94089

Nomination of Director Candidates

        If a stockholder or stockholder group wishes to submit a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2013 annual meeting, the stockholder(s) should submit such proposal in writing, including the nominee's name and qualifications for board membership, to our Corporate Secretary at our principal executive offices. Our Bylaws require that any proposal for nomination of directors include the written consent of each nominee to serve as a member of our Board of Directors, if so elected, as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee's failure to receive the requisite number of votes and the acceptance by the Board of such resignation.

        If a stockholder desires to nominate a candidate for director from the floor at the annual meeting, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than June 20, 2013 (120 days prior to the anniversary of the mailing date of this year's proxy materials) and no later than July 19, 2013 (90 days prior to the anniversary of the mailing date of this year's proxy materials). If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than the anniversary date of the prior annual meeting, notice must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the annual meeting is first made. The notice must be in writing and must include the nominee's name and qualifications for service on the board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board of Directors, if so elected as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee's failure to receive the requisite number of votes and the acceptance by the Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders.

 OTHER MATTERS

        As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the annual meeting. Accordingly, the only items of business that our Board of Directors intends to present at the annual meeting are set forth in this Proxy Statement.

        If any other matter or matters are properly brought before the annual meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the Board of Directors,

/s/ DARREN J. MILLIKEN Darren J. Milliken Senior Vice President, General Counsel and Corporate Secretary

Sunnyvale, California
October 18, 2012

RESTRICTED AREA - SCAN LINE Fulfillment 31482 31476 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/aray Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. ACCURAY INCORPORATED Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL ONE AND FOR APPROVAL OF PROPOSALS TWO, THREE AND FOUR. Nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 1.1 Elizabeth Dávila 1.2 Euan S. Thomson, Ph.D. 3. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of total authorized shares from 105,000,000 to 205,000,000 and the number of authorized shares of common stock from 100,000,000 to 200,000,000. 2. Advisory vote on the compensation of our named executive officers (say-on-pay vote). MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. 4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

RESTRICTED AREA - SCAN LINE RESTRICTED AREA - SIGNATURE LINES Fulfillment 31482 31476 You can now access your Accuray Incorporated account online. Access your Accuray Incorporated account online via The Investor ServiceDirect™ Website (ISD). The transfer agent for Accuray Incorporated now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.cpushareownerservices.com For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time The Investor ServiceDirect ™ Website Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2012 Annual Report to Stockholders are available at: [https://materials.proxyvote.com/004397] Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to The Investor ServiceDirect™ Website at http://www.cpushareownerservices.com where step-by-step instructions will prompt you through enrollment. PROXY ACCURAY INCORPORATED PROXY FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 30, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 18, 2012, and hereby appoints Euan S. Thomson, Ph.D., and Derek A. Bertocci, and each of them, jointly and severally, as proxies and attorneys in fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2012 Annual Meeting of Stockholders of Accuray Incorporated to be held on Friday, November 30, 2012, at 9:00 a.m. (PST), at the offices of Gibson, Dunn & Crutcher LLP, located at 1881 Page Mill Road, Palo Alto, California, 94304 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all directors in Proposal One, and FOR the approval of Proposals Two, Three and Four, and as said proxies deem advisable on such other matters as may properly come before the meeting. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)